                                                                    EXHIBIT 99.1





                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                            QUARTERDECK CORPORATION,
                          VSI ACQUISITION CORPORATION,
                            VERTISOFT SYSTEMS, INC.,
                             VERTISOFT DIRECT, INC.

                                      AND

                          THE SHAREHOLDERS OF EACH OF
               VERTISOFT SYSTEMS, INC. AND VERTISOFT DIRECT, INC.
                      LISTED ON THE EXECUTION PAGES HERETO


                                 JULY 15, 1996

                               TABLE OF CONTENTS

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AGREEMENT AND PLAN OF REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RECITALS          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
- --------

ARTICLE 1.  PLAN OF REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1.    Board of Directors' and Shareholders' Approval.  . . . . . . . . . . . . . . . .   1
         1.2.    The Affiliate Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3.    The Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.4.    The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5.    Effective Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.6.    Exemption from Registration. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.7.    Restricted Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.8.    Surrender and Exchange of Outstanding Certificates; Status of
                 Outstanding Certificates; Fractional Shares. . . . . . . . . . . . . . . . . . .   3
         1.9.    Dissenters' Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.10.   Tax-Free Reorganization; Pooling.  . . . . . . . . . . . . . . . . . . . . . . .   4
         1.11.   Articles of Incorporation; Bylaws; Directors and Officers of the
                 Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.12.   Escrow.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, VERTISOFT DIRECT AND THE SHAREHOLDERS    5

         2.1.    Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2.    Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3.    Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4.    Authority, Approval and Enforceability.  . . . . . . . . . . . . . . . . . . . .   6
         2.5.    Licenses and Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.6.    Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.7.    Material Adverse Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8.    Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9.    Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.11.   Material Agreements and Relationships. . . . . . . . . . . . . . . . . . . . . .  13
         2.12.   Intellectual Property Rights.  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.13.   Employment Agreements and Employee Benefits. . . . . . . . . . . . . . . . . . .  18
         2.14.   Labor and Employment Matters.  . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.15.   Environmental and Safety Laws. . . . . . . . . . . . . . . . . . . . . . . . . .  21

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         2.16.   Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.17.   Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.18.   No Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.19.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.20.   Compliance with Instruments. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.21.   Related Party Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.22.   Pooling. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.23.   No Powers of Attorney or Suretyships.  . . . . . . . . . . . . . . . . . . . . .  26
         2.24.   Banking Facilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.26.   Corporate Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.26.   Absence of Certain Business Practices. . . . . . . . . . . . . . . . . . . . . .  26
         2.27.   Disclosure; Accuracy of Documents and Information. . . . . . . . . . . . . . . .  26

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF EACH OF THE SHAREHOLDERS  . . . . . . . . . . . . .  27

         3.1.    Authority, Approval and Enforceability.  . . . . . . . . . . . . . . . . . . . .  27
         3.2.    Pooling. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.3.    Investment Intent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.4.    Representations of Anatoly Tikhman.  . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF QUARTERDECK AND ACQUISITION SUB . . . . . . . . . .  28

         4.1.    Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2.    Authority, Approval and Enforceability.  . . . . . . . . . . . . . . . . . . . .  28
         4.3.    Financial Statements and Reports.  . . . . . . . . . . . . . . . . . . . . . . .  29
         4.4.    Quarterdeck Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.5.    No Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.6.    Tax-Free Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.7.    Quarterdeck Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.8.    Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.9.    Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.10.   Absence of Certain Changes of Events.  . . . . . . . . . . . . . . . . . . . . .  31
         4.11.   Absence of Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . .  31
         4.12.   Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.13.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.14.   Governmental Authorizations and Licenses.  . . . . . . . . . . . . . . . . . . .  32
         4.15.   Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 5.  COVENANTS 31  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         5.1.    Maintenance of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.2.    Actions Contrary to Pooling and Tax Free Treatment.  . . . . . . . . . . . . . .  33

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         5.3.    Other Discussions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.4.    Continuity of Interest and Restrictions on Resale. . . . . . . . . . . . . . . .  34
         5.5.    Best Efforts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.6.    Shareholder Vote.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.7.    Registration Rights; NASDAQ Listing. . . . . . . . . . . . . . . . . . . . . . .  34
         5.8.    Access to Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.9.    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.10.   Supplements to Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.11.   Tikhman Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.12    Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.13    Vertisoft, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.14.   Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.15.   Severance Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 6.  CONDITIONS TO MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         6.1.    Conditions to Obligations of Quarterdeck, Acquisition Sub, the
                 Shareholders, the Company, Vertisoft Direct and VERTISOFT, INC. . . . . . . .  .  36
         6.2.    Conditions to Obligations of Quarterdeck and Acquisition Sub.  . . . . . . . . .  36
         6.3.    Conditions to Obligations of the Company and the Shareholders. . . . . . . . . .  37

ARTICLE 7.  INDEMNITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         7.1.    Survival of Representations, Warranties, Covenants and Agreements;
                 Remedies Not Exclusive; No Subrogation . .  . . . . . . . . . . . . . . . . . .   37
         7.2.    Indemnification of Quarterdeck and the Surviving Corporation and the
                 Escrow Deposit of Quarterdeck Common Stock . .  . . . . . . . . . . . . . . . .   39
         7.3.    Indemnification of the Shareholders. . . . . . . . . . . . . . . . . . . . . . .  42
         7.4.    Post-Escrow Procedure for Indemnification of Quarterdeck and the
                 Surviving Corporation with Respect to Non-Third Party Claims . . . . . . . . . .  43
         7.5.    Procedure for Indemnification of the Shareholders with Respect to
                 Non-Third Party Claims . .  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         7.6.    Procedure for Indemnification of Quarterdeck with Respect to Third-Party Claims.  44
         7.7.    Procedure for Indemnification of the Shareholders with Respect to
                 Third-Party Claims . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         7.8.    Determination of Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.9.    Fraud or Willful Misrepresentation.  . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 8.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         8.1.    Termination by Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.2.    Termination by Quarterdeck or Acquisition Sub or the Company.  . . . . . . . . .  46
         8.3.    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





                                      iii
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ARTICLE 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         9.1.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.2.    Entire Agreement; Modifications; Waiver. . . . . . . . . . . . . . . . . . . . .  48
         9.3.    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.4.    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.5.    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.6.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.7.    Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.8.    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.9.    Consent to Service of Process. . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.10.   Covenant Not To Compete. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.11    Appointment of Escrow Committee. . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.12    Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.13.   Construction of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                   EXHIBITS
                                   --------
Exhibit A                          Agreement of Merger
Exhibit B                          Affiliates Letter and Continuity of Interest Certificate
Exhibit C                          Escrow Agreement
Exhibit D                          Registration Rights Agreement
Exhibit E                          Opinion of the Company Counsel
Exhibit F                          Opinion of Quarterdeck Counsel

                                   SCHEDULES
                                   ---------
Schedule 2.1                       Office & Personnel Locations
Schedule 2.2                       Capitalization
Schedule 2.4                       Consents
Schedule 2.5                       Permits
Schedule 2.6                       Financial Statements Exceptions
Schedule 2.7                       Material Changes
Schedule 2.8                       Returns
Schedule 2.9(a)                    Assets
Schedule 2.9(b)                    Real Property Descriptions
Schedule 2.10                      Insurance
Schedule 2.11(a)                   Material Agreements
Schedule 2.11(b)                   Customers
Schedule 2.11(c)                   Suppliers
Schedule 2.11(d)                   Agents
Schedule 2.12                      Intellectual Property Rights
Schedule 2.13                      Employee Agreements and Employee Benefits
Schedule 2.14                      Labor and Employment Matters
Schedule 2.16                      Compliance with Laws
Schedule 2.17                      Litigation
Schedule 2.18                      Brokers
Schedule 2.19                      Taxes
Schedule 2.20                      Compliance with Instruments
Schedule 2.21                      Related Party Transactions
Schedule 2.23                      Powers of Attorney
Schedule 2.24                      Banking Facilities

                      AGREEMENT AND PLAN OF REORGANIZATION

                 This Agreement and Plan of Reorganization (the "Agreement") is entered into as of July 15, 1996 by and among Quarterdeck Corporation, a Delaware corporation ("Quarterdeck"), VSI Acquisition Corporation, a California corporation ("Acquisition Sub"), Vertisoft Systems, Inc., a California corporation (the "Company" or the "surviving corporation"), Vertisoft Direct, Inc., a California corporation ("Vertisoft Direct"), and the shareholders of the Company (the "Shareholders") and the sole shareholder of Vertisoft Direct set forth on the signature page hereto.

                                    RECITALS

                 The parties hereto intend that, subject to the terms and conditions hereinafter set forth, (i) Vertisoft Direct will be merged with and into the Company (the "Affiliate Merger"), and (ii) immediately thereafter, Acquisition Sub will be merged with and into the Company (the "Merger") in accordance with the terms of this Agreement, an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the laws of the State of California, in connection with which all of the outstanding shares of common stock of the Company (the "Company Common Stock") will be exchanged for shares of common stock of Quarterdeck ("Quarterdeck Common Stock"). The Company Common Stock shall be automatically converted into Quarterdeck Common Stock, and certificates representing Company Common Stock will be exchanged for certificates representing Quarterdeck Common Stock, as provided in this Agreement and the Agreement of Merger.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1.

                             PLAN OF REORGANIZATION

                 1.1. BOARD OF DIRECTORS' AND SHAREHOLDERS' APPROVAL. The respective boards of directors of Quarterdeck, Acquisition Sub, the Company and Vertisoft Direct have duly adopted and approved this Agreement, and this Agreement shall be submitted to the shareholders of the Company and Acquisition Sub for approval in accordance with the applicable provisions of California Corporations Code (the "California Law"). The Affiliate Merger and agreements related thereto shall be submitted to the sole shareholder of Vertisoft Direct for approval in accordance with the applicable provisions of the California Law.

                 1.2. THE AFFILIATE MERGER. Prior to the Effective Time (as defined herein), Vertisoft Direct will be merged with and into the Company on terms and in a manner reasonably acceptable to Quarterdeck.

                 1.3. THE MERGER. Subject to the terms and conditions of this Agreement and the Agreement of Merger, immediately following the Affiliate Merger, Acquisition Sub shall be merged with and into the Company pursuant to the Agreement of Merger, with the Company as the surviving corporation, and the separate existence of Acquisition Sub shall thereupon cease. At the Effective Time (as hereinafter defined), the Company, as the surviving corporation in the Merger, shall continue its corporate existence under the laws of the State of California. As a result of the Merger, all of the issued and outstanding shares of Company Common Stock shall be exchanged for Quarterdeck Common Stock in the manner described below; provided that 10% of the shares of Quarterdeck Common Stock to be so issued to each holder of Company Common Stock shall be withheld and deposited in the Escrow (as defined below).

                          (a)     At the Effective Time, each of the issued and
outstanding shares of Company Common Stock (other than shares as to which dissenters' rights are perfected under Chapter 13 of the California Law, and any shares of the Company which are owned by the Company or any direct or indirect wholly-owned subsidiary of the Company) shall by virtue of the Merger and without any action on the part of Quarterdeck, Acquisition Sub or the Company be converted automatically into and exchanged for Three Million Five Hundred Thousand (3,500,000) shares of Quarterdeck Common Stock (the "Quarterdeck Merger Shares"). Ten percent (10%) of the shares of Quarterdeck Merger Shares shall be withheld and deposited in the Escrow. Prior to the Distribution Date (as defined in the Rights Agreement (defined below)), all references in this Agreement to each Quarterdeck Merger Share shall be deemed to include the corresponding right (the "Right") to purchase shares of Series A Junior Participating Preferred Stock of Quarterdeck pursuant to the Rights Agreement dated as of August 11, 1992, between Quarterdeck and Bank of America NT&SA, as Rights Agent (the "Rights Agreement"). In the Merger, any shares of Company Common Stock that are owned by the Company shall be canceled, and no securities of Quarterdeck or other consideration shall be delivered in exchange therefor. At the Effective Time, each share of common stock of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time will be converted into and be exchangeable for one fully paid and nonassessable share of common stock of the Company. No other shares of capital stock of the Company shall be issued in, or outstanding immediately after, the Merger. No shares of stock of Acquisition Sub shall be issued in, or outstanding after, the Merger.

                          (b)     If, between the date of this Agreement and
the Effective Time, the outstanding shares of Quarterdeck Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split, reverse split, stock dividend or combination, the consideration to be issued to the holders of Company Common Stock in the Merger shall be correspondingly adjusted.

                 1.4. THE CLOSING. Upon the satisfaction or satisfactory waiver of all conditions set forth in Article 6 of this Agreement, the closing (the "Closing") of the Merger shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071 at 9:00 a.m. on July 18, 1996, or such other place, time and date as Quarterdeck and the Company may mutually select (with the date of the Closing being referred to herein as the "Closing Date").

                 1.5. EFFECTIVE TIME. Pursuant to California Law, the Agreement of Merger shall be filed, simultaneously with the Closing, in the offices of the Secretary of State for the State of California. The Merger shall become effective immediately upon the filing of the Agreement of Merger and related certificates with the office of the Secretary of State for the State of California (the "Effective Time").

                 1.6. EXEMPTION FROM REGISTRATION. The Quarterdeck Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and exempt from registration or qualification under the California Corporate Securities Law (the "California Securities Act") and any other applicable state securities laws.

                 1.7. RESTRICTED SECURITIES. The Quarterdeck Merger Shares will be subject to the restrictions and obligations imposed in connection with representations and warranties contained in certain Affiliate Letters and Continuity of Interest Certificates, to be executed by each of the Shareholders, substantially in the form attached hereto as Exhibit B, as well as restrictions under applicable securities laws.

                 1.8. SURRENDER AND EXCHANGE OF OUTSTANDING CERTIFICATES; STATUS OF OUTSTANDING CERTIFICATES; FRACTIONAL SHARES.

                          The conversion of shares of Company Common Stock into
Quarterdeck Common Stock as provided for by this Agreement and the Agreement of Merger shall occur automatically at the Effective Time without further action by the holders thereof. Until surrendered, each certificate that prior to the Effective Time represented shares of Company Common Stock will be deemed to evidence that number of shares of Quarterdeck Common Stock into which such Company Common Stock has been converted. At the Closing and at any time thereafter, each holder of a certificate or certificates theretofore representing a share or shares of Company Common Stock shall be entitled to receive from Quarterdeck, in exchange for and upon the surrender of all of such holder's Company Common Stock certificates, the number of shares of Quarterdeck Common Stock to which the holder of such certificates is entitled pursuant to
Section 1.3. of this Agreement and the Agreement of Merger, less the number of Escrow Shares (as defined below) attributable thereto. Stock certificates for fractions of Quarterdeck Common Stock shall not be issued in the Merger and such fractional interests shall not entitle the owners thereof to vote, to receive dividends or to exercise any other right of a stockholder. In lieu of any such fractional interests, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Quarterdeck Common Stock upon surrender of stock certificates will be paid cash (rounded to the nearest cent, 0.5 cents to be rounded to 1 cent) upon such surrender in an amount equal to such fraction times the closing sale price of a share of Quarterdeck Common Stock on the Nasdaq National Market on the day of the Effective Time.

                 1.9. DISSENTERS' RIGHTS. Holders of Company Common Stock who have complied with all requirements for perfecting the dissenters' rights as set forth in Chapter 13 of the California Law are entitled to their rights under such laws. The Company shall give

Quarterdeck prompt written notice of any assertions of dissenters' rights or withdrawals of assertions of dissenters' rights, and any other instrument in respect thereof received by the Company and the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal.

                 1.10.    TAX-FREE REORGANIZATION; POOLING.   The parties
intend to adopt the Agreement as a plan of reorganization within the meaning of
Section 354 of the Internal Revenue Code of 1986, as amended (the "Code"), and to consummate the Affiliate Merger in accordance with Section 368(a)(1)(A) of the Code, and the Merger in accordance with Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that the Affiliate Merger and the Merger be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principles Board.

                 1.11. ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

                          (a)     The articles of incorporation and bylaws of
Acquisition Sub, as in effect on the Effective Date, shall be (until amended or repealed as provided by law) the articles of incorporation and bylaws, respectively, of the surviving corporation; provided, however, that Article One of the Articles of Incorporation of the surviving corporation shall be amended to read in its entirety as follows:

                 "One:  The name of this corporation is Vertisoft Systems, Inc."

                          (b)     The directors and officers of the surviving
corporation immediately following the Effective Time shall be the directors and officers of Acquisition Sub immediately prior to the Effective Time until their successors are elected or appointed and qualified.

                 1.12. ESCROW. Ten percent (10%) of the aggregate number of Quarterdeck Merger Shares (the "Escrow Shares") shall be held in escrow (the "Escrow"). The Escrow Shares shall be withheld pro rata from the Quarterdeck Merger Shares to be received by each holder of Company Common Stock in the Merger. To the extent that Quarterdeck, Acquisition Sub or any other indemnified party under Section 7.2 has a claim for indemnification or for a breach of, or default under this Agreement or the agreements, instruments or transactions contemplated hereby or thereby, Quarterdeck, Acquisition Sub and such other indemnified parties shall have recourse against, among other things as provided in Article 7, the Escrow Shares in seeking satisfaction of such claims (which recourse shall not be an exclusive remedy after the Escrow Termination Date or with respect to fraud or willful misconduct) pursuant to
Article 7 of this Agreement and pursuant to the terms of an escrow agreement ("Escrow Agreement") substantially in the form attached hereto as Exhibit C.

                                   ARTICLE 2.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                     VERTISOFT DIRECT AND THE SHAREHOLDERS

                 The Company, Vertisoft Direct and the Shareholders, jointly and severally, represent and warrant to Quarterdeck and Acquisition Sub as follows, subject to the exceptions set forth in the various schedules comprising the "Disclosure Schedule" attached hereto which shall be deemed to qualify all applicable representations and warranties under this Agreement, whether or not specifically cross-referenced as pertaining thereto:

                 2.1.     ORGANIZATION AND STANDING.

                          (a)     Each of the Company and Vertisoft Direct is a
corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would, individually or in the aggregate, have a Material Adverse Effect. Whenever used in this Article 2, "Material Adverse Effect" shall mean a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and Vertisoft Direct, taken as a whole.

                          (b)     Schedule 2.1 sets forth, with respect to each
of the Company and Vertisoft Direct, a complete and accurate list of (i) each location where such entity maintains an office or personnel or owns or leases real property, and (ii) each state or other jurisdiction in which such entity is legally qualified to transact business.

                          (c)     Each of the Company and Vertisoft Direct has
delivered to Quarterdeck complete and accurate copies of its respective Articles of Incorporation and Bylaws and minutes of all of its respective directors' and shareholders' meetings. The stock books of the Company and Vertisoft Direct provided to Quarterdeck are complete and accurate as of the date hereof.

                 2.2.     CAPITALIZATION.

                          (a)     There are 86,300 outstanding shares of
Company Common Stock and, upon consummation of the Affiliate Merger, there will be 95,899 shares of Company Common Stock outstanding. Schedule 2.2 accurately sets forth the record ownership of all issued and outstanding shares of Company Common Stock and the record addresses of all of the Company's security holders. Except as set forth in the preceding sentence there are no outstanding shares of capital stock of the Company and there exist no (i) outstanding options, warrants or other rights to purchase or subscribe for any equity securities or other ownership interests of the Company, (ii) indebtedness or securities directly or indirectly convertible into or exchangeable for any equity securities of the Company, or (iii) any other obligations, rights, agreements or arrangements, whether absolute or contingent, with respect to the issuance of any equity securities of the Company.

                          (b)     All of the issued and outstanding shares of
Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in full compliance with all applicable federal and state laws, rules and regulations and were not issued in violation of any preemptive rights. The Company has no obligation, whether absolute or contingent, to repurchase any of the issued and outstanding shares of Company Common Stock.

                          (c)     Except for any restrictions imposed by
applicable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of Company Common Stock. Except as set forth on Schedule 2.2, the Company is not a party to, or subject to, any agreement that affects or relates to the voting or giving of written consent with respect to any shares of Company Common Stock, and there is no agreement between or among any Shareholders to such effect.

                          (d)     There are 10,000 outstanding shares of common
stock of Vertisoft Direct all of which are owned beneficially and of record by Anatoly Tikhman. Except as set forth in the preceding sentence, there are no outstanding shares of capital stock of Vertisoft Direct and there exist no (i) options, warrants or other rights to purchase or subscribe for any equity, securities or other ownership rights in Vertisoft Direct, (ii) indebtedness or securities directly or indirectly convertible into or exchangeable for any equity securities of Vertisoft Direct, or (iii) any other obligations, rights, agreements or arrangements, whether absolute or contingent, with respect to the issuance of any equity securities of Vertisoft Direct.

                          (e)     All of the issued and outstanding shares of
common stock of Vertisoft Direct have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in full compliance with all applicable federal and state laws, rules and regulations and were not issued in violation of any preemptive rights; and Vertisoft Direct does not have any obligation, whether absolute or contingent, to repurchase any of the issued and outstanding shares of capital stock.

                 2.3. SUBSIDIARIES. Neither the Company nor Vertisoft Direct owns, directly or indirectly, an interest in any corporation, partnership, business, trust or other entity. There exist no obligations of the Company or Vertisoft Direct, whether absolute or contingent, to purchase or acquire any equity security or other ownership interest in any other business entity, except as contemplated by the Affiliate Merger.

                 2.4.     AUTHORITY, APPROVAL AND ENFORCEABILITY.

                          (a)     The Company has all requisite corporate power
and authority to execute, deliver and perform its obligations under this Agreement and the Agreement of Merger, and, subject to obtaining any required approvals of the holders of Company Common Stock, all corporate action on its part necessary for such execution, delivery and performance has been duly taken.

                          (b)     The execution and delivery by the Company of
this Agreement and the Agreement of Merger do not, and the performance and consummation of the transactions contemplated by this Agreement and the Agreement of Merger (collectively, together with the transactions contemplated by the Escrow Agreement, the "Transactions") will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any terms or provisions of (i) its Articles of Incorporation or Bylaws, (ii) any statute, rule or regulation, or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to the Company, or (iii) except as set forth on Schedule 2.4, any material agreement, lease or other instrument to which it is a party or by which it or any of its assets may be bound.

                          (c)     No consent, approval, authorization, order,
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of the Company for the consummation by it of the Transactions, except (i) the filing of the Agreement of Merger and related officer certificates with the Secretary of State of the State of California, (ii) for compliance with applicable federal and state securities laws and (iii) for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                          (d)     This Agreement and the Agreement of Merger
are legal, valid and binding obligations of the Company, enforceable against it in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

                          (e)     Vertisoft Direct has all requisite corporate
power and authority to execute, deliver and perform its obligations under this Agreement and the Affiliate Merger, and, subject to obtaining any required approvals of the sole shareholder of the common stock of Vertisoft Direct, all corporate action on the part of Vertisoft Direct necessary for such execution, delivery and performance has been duly taken.

                          (f)     The execution and delivery by Vertisoft
Direct of this Agreement and documents relating to the Affiliate Merger do not, and the performance and consummation of the transactions contemplated by this Agreement, such documents and the Affiliate Merger will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any terms or provisions of (i) their respective Articles of Incorporation or Bylaws, (ii) any statute, rule or regulation, or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to Vertisoft Direct, or (iii) except as set forth on Schedule 2.4, any material agreement, lease or other instrument to which either Vertisoft Direct is a party or by which either Vertisoft Direct or any of their respective assets may be bound.

                          (g)     No consent, approval, authorization, order,
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of Vertisoft Direct for the consummation by it of the transactions contemplated by this Agreement, including without limitation the Affiliate Merger, except (i) the filing of an agreement of merger and related officer certificates with the Secretary of State of the State of California and (ii) for compliance with applicable federal and state securities laws.

                          (h)     This Agreement is the legal, valid and
binding obligation of Vertisoft Direct, enforceable against it in accordance with it terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

                 2.5. LICENSES AND PERMITS. Each of the Company and Vertisoft Direct has, and at all times has held, all permits, licenses, orders, authorizations, registrations, qualifications, approvals and other analogous instruments (collectively, "Permits") (and each is in full force and effect) as required by applicable law for the purpose of conducting its respective business or owning its respective properties or both, in each jurisdiction in which it does business or owns property or in which such Permits are otherwise required and where the failure to have such Permits would have a Material Adverse Effect. Each of the Company and Vertisoft Direct is in compliance with all such Permits. Schedule 2.5 hereto sets forth a complete and correct list of all such Permits and the expiration dates thereof. There are no proceedings, pending or threatened, to revoke or terminate any such presently existing Permits and the Shareholders, the Company and Vertisoft Direct know of no reason why any such Permit would not be renewed in the ordinary course.
Each of the Company and Vertisoft Direct has made all filings and registrations and the like necessary or required by law to conduct its respective business, except where the failure to maintain such permits and other instruments or to make such filings and registrations would not have a Material Adverse Effect.

                 2.6.     FINANCIAL STATEMENTS.

                          (a)     The Company has delivered to Quarterdeck
complete copies of (y) its unaudited balance sheet as of January 31, 1996 and the related unaudited statements of income (loss) and retained earnings (deficit) for the 12 months then ended and (z) the unaudited balance sheet of Vertisoft Direct as of May 31, 1996 and the related unaudited statement of income (loss) and retained earnings (deficit) for the period from February 1, 1996, through May 31, 1996 (collectively, the "Company Financials"). Except as set forth on Schedule 2.6, the Company Financials (i) have been prepared from the books and records of the Company or Vertisoft Direct, as applicable, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods, (ii) are complete and correct and present fairly the financial position of the Company or Vertisoft Direct as applicable, as of the respective dates and the results of its respective operations and cash flows for the periods then ended, and (iii) contain and reflect adequate reserves for all liabilities or obligations of any nature, whether absolute, contingent or otherwise.

                          (b)     The Company and Vertisoft Direct have
delivered to Quarterdeck complete copies of an unaudited combined balance sheet of the Company and Vertisoft Direct as of June 30, 1996, and the related unaudited combined statements of income (loss) and retained earnings (deficit) for the period from February 1, 1996 through June 30, 1996 (the "Interim Combined Financial Statements"). Except as set forth on Schedule 2.6, the Interim Combined Financial Statements (i) have been prepared from the books and records of the Company and Vertisoft Direct, as applicable, on a consistent basis with prior periods, (ii) are complete and correct and present fairly the financial position of the Company and Vertisoft Direct as applicable, as of the date and the results of combined operations and cash flows for the period then ended, and (iii) contain and reflect adequate reserves for all liabilities or obligations of any nature, whether absolute, contingent or otherwise.

                          (c)     Except as set forth on Schedule 2.6, there is
no outstanding claim, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations reflected on the Company Financials, except for (i) liabilities and obligations incurred in the ordinary course of business since the most recent date of the Company Financials and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Company Financials.

                          (d)     All of the accounts receivable reflected on
the Company Financials and the Interim Combined Financial Statements and all accounts receivable incurred since that date are or have been fully collectible in the normal course of business and there are no known or asserted claims or other rights of set-off against any thereof, except to the extent of any reserves set forth therefor on the Company Financials and except as set forth on Schedule 2.6. Except as set forth on Schedule 2.6, as of May 31, 1996, there is (i) no account debtor delinquent in its payment by more than 90 days,
(ii) no account debtor that has refused (or, to the best knowledge of the Company, Vertisoft Direct and the Shareholders, threatened to refuse) to pay its obligations for any reason, (iii) to the best knowledge of the Company, Vertisoft Direct and the Shareholders, no account debtor that is insolvent or bankrupt, and (iv) no account receivable that is pledged to any third party by the Company or Vertisoft Direct.

                          (e)     All of the accounts payable reflected on the
Company Financials and the Interim Combined Financial Statements and all accounts payable incurred since that date arose in the ordinary course of business, and there is no such account payable delinquent in its payment except those having to do with normal trade disputes, none of which exceed $40,000 individually or $100,000 in the aggregate as of the date hereof. Schedule 2.6 sets forth a complete and accurate aging of all of the Company's accounts receivable at May 31, 1996.

                          (f)     Except as set forth in Schedule 2.6, since
the date of the Company Financials, each of the Company and Vertisoft Direct has continued to replenish inventories in a normal and customary manner consistent with past practices. Neither the Company nor Vertisoft Direct has received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of the Company or Vertisoft Direct, as applicable, that is consistent with its past practice and in accordance with GAAP applied on a consistent basis.

                 2.7 MATERIAL ADVERSE CHANGES. Since January 31, 1996, except as is set forth on Schedule 2.7, there has not occurred:

                          (a)     Any material adverse change in the assets,
liabilities, business, prospects, condition (financial or otherwise), or operating results of the Company or Vertisoft Direct from that reflected in the Company Financials or any one or more adverse changes that have resulted or may result in a loss to the Company or Vertisoft Direct of more than $100,000 in the aggregate;

                          (b)     Any material increase in the indebtedness or
liabilities of the Company or Vertisoft Direct over the level thereof as reflected on the most recent balance sheet included in the Company Financials, or any mortgage, pledge or encumbrance on any of the assets of the Company or Vertisoft Direct;

                          (c)     Any amendment or modification of any Material
Agreement (as defined below), or any termination of any agreement that would have been a Material Agreement were such agreement in existence on the date hereof;

                          (d)     Any creation of any written or oral
agreement, contract, commitment or transaction involving the Company or Vertisoft Direct that extends beyond the first anniversary of the date hereof or that involves obligations thereunder in excess of $100,000;

                          (e)     Any increase in the compensation (including,
without limitation, the rate of commissions) payable to, or any payment of a cash salary bonus to, any officer, director or employee of, or consultant to, the Company or Vertisoft Direct;

                          (f)     Any transaction by the Company or Vertisoft
Direct, whether or not covered by the foregoing, not in the ordinary course of business, including, without limitation, any purchase or sale of any asset;

                          (g)     Any material alteration in the manner of
keeping the books, accounts or records of the Company or Vertisoft Direct, or in the accounting practices therein reflected;

                          (h)     Any declaration or payment of any dividends
or distributions by the Company or Vertisoft Direct, any acquisition or redemption by the Company or Vertisoft Direct of any of its respective equity securities or any loan by the Company or Vertisoft Direct to any of its respective security holders;

                          (i)     Any loss or threatened loss of a material
customer; or

                          (j)     Any agreement to do any of the things
described in subsections (a) through (i) of this Section 2.7.

                 2.8. RETURNS. Except as set forth on Schedule 2.8, since January 31, 1996, neither the Company or Vertisoft Direct has had any of its products returned by a purchaser or user thereof, other than for minor, nonrecurring warranty problems, stock balancing, overstock and version changes and upgrades. Neither the Company nor Vertisoft Direct is aware of any pending warranty claims other than those that arise in the ordinary course of business and that are not expected to require a bulk recall of products currently sold to customers or in the distribution channel.

                 2.9.     PROPERTIES.

                          (a)     Except as set forth in Schedules 2.9(a) or
(b) or Schedule 2.12, each of the Company and Vertisoft Direct has good title to, valid leasehold interests in, or other right to use all of the assets used in its operations prior to the date of this Agreement, including, without limitation, the assets reflected on the Company Financials (except for assets sold since the date of the balance sheet included in the Company Financials), free and clear of all liens, mortgages, pledges, security interests, encumbrances, material restrictions or adverse claims of any nature whatsoever. Except as set forth in Schedule 2.9(a), all of such assets are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

                          (b)     Except as set forth in Schedule 2.9(a), since
the most recent date of the Company Financials, there has not occurred any transfer of title from the Company or Vertisoft Direct (other than in the ordinary course of business), any abandonment, any pilferage or any other material loss by the Company or Vertisoft Direct with respect to any of its respective property, plant or equipment.

                          (c)     Set forth on Schedule 2.9(a) is a complete
and correct list of all of the tangible assets (including fixed assets) having a net book value in excess of $50,000 owned or leased by the Company or Vertisoft Direct.

                          (d)     Schedule 2.9(b) sets forth a complete and
correct description of each parcel of real property (collectively, the "Real Property") owned by or leased to the Company or Vertisoft Direct or otherwise used by the Company or Vertisoft Direct, which description consists of a legal description for each such parcel, the interest of the Company or Vertisoft Direct therein and an identification of each lease (a "Lease") of real property under which the Company or Vertisoft Direct is either a lessee, sublessee, lessor or sublessor. Except as set forth in Schedule 2.9(b):

                                  (i)      Each Lease is a valid and binding
obligation of the Company or Vertisoft Direct, as applicable, and the Shareholders, the Company and Vertisoft Direct do not have any knowledge that any of such Leases are not valid and binding obligations of each of the other parties thereto;

                                  (ii)     Neither the Company nor Vertisoft
Direct, as applicable, nor any other party to a Lease is in default with respect to any material term or condition thereof, and no event has occurred that, with the passage of time or the giving of notice or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company or Vertisoft Direct;

                                  (iii)    All of the buildings, fixtures and
other improvements located on the Real Property are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable code, zoning ordinance or other applicable law or regulation;

                                  (iv)     The Company and Vertisoft Direct
hold valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, fire and health approvals and all other permits and licenses required by applicable law relating to the operation of the Real Property;

                                  (v)      Neither the Company nor Vertisoft
Direct has experienced during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by the Company or Vertisoft Direct in the operation of its business during such period;

                                  (vi)     To the best knowledge of the
Company, Vertisoft Direct and the Shareholders, no portion of the Real Property
(A) contains or has been used in any manner at any previous time for the storage, disposal, treatment, processing, production, refinement, generation or other handling of waste contamination, PCBs, asbestos, or other hazardous or toxic substance and there is no contamination, whether of soil, ground water, or otherwise, or other condition that violates any applicable federal, state, local, or other law, regulation, code, order, or rule (an "Environmental Protection Law"), or requires reporting to any governmental authority; (B) contains underground tanks of any type, or any materials containing PCBs or any asbestos; or (C) contains any surface or sub-surface conditions that constitute, or that through the physical effects of the passage of time may constitute, a public or private nuisance;

                                  (vii)    To the best knowledge of the
Company, Vertisoft Direct and the Shareholders, no portion of the Real Property has been designated, listed, or, identified in any manner by the United States Environmental Protection Agency (the "EPA") or under and pursuant to any Environmental Protection Law as a hazardous waste or hazardous substance disposal or removal site, Superfund or clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law; and

                                  (viii)   Neither the Company nor Vertisoft
Direct has received at any time prior to the date hereof a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal, state, local or other governmental agency or instrumentality, authorized pursuant to an Environmental Protection Law, concerning any intentional or unintentional action or omission (except any pertaining to emissions of fugitive dust and other non-hazardous particulates that are routinely corrected) by the Company or Vertisoft Direct constituting a violation or potential violation of any Environmental Protection Law, including, without limitation, violations relating to the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of hazardous waste or hazardous substance into the environment resulting in damage thereto or to the fish, shellfish, wildfish, biota and other natural resources, and there exist no facts that would be the basis for a finding of such a violation.

                 2.10. INSURANCE. Schedule 2.10 sets forth a list of the insurance policies held by the Company or Vertisoft Direct. To the best knowledge of the Company, Vertisoft Direct and the Shareholders, each of the Company and Vertisoft Direct is in compliance with each of such policies such that none of the coverages provided under such policies has been invalidated.

                 2.11.    MATERIAL AGREEMENTS AND RELATIONSHIPS.

                          (a)     Except as set forth on Schedule 2.9(b) or
2.11(a), neither the Company or Vertisoft Direct is a party to or subject to any oral or written:

                                  (i)      agreement presently in effect for
the purchase of inventory, supplies, equipment or other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $40,000;

                                  (ii)     lease presently in effect or
ownership of equipment, machinery or other personal property involving aggregate annual payments in excess of $40,000;

                                  (iii)    agreement presently in effect for
the sale or lease of products or furnishing of its services, except individual purchase orders or aggregate purchase orders from a single customer involving payments of less than $25,000;

                                  (iv)     joint venture, partnership or other
contract or arrangement presently in effect involving the sharing of profits other than license agreements;

                                  (v)      agreement presently in effect
relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets or securities by any other person, or of any other person by it, other than as contemplated herein;

                                  (vi)     agreement presently in effect
containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity material to it or to compete with any person or entity in a business material to it;

                                  (vii)    agreement presently in effect
pursuant to which it has appointed any organization or person to act as its distributor or sales agent or pursuant to which it has been appointed a distributor or sales agent by any third party (and, except as specified on Schedule 2.11(a), none of such agreements is an exclusive relationship);

                                  (viii)   agreement presently in effect with
any of its officers, directors, shareholders, any family relative of any of the foregoing, or any business or entity controlled by any of the foregoing or in which any of the foregoing has a material financial stake (excluding publicly traded companies in which the foregoing cumulatively hold less than a 5% equity interest);

                                  (ix)     agreement presently in effect for
the license (whether as licensor or licensee) or assignment of any patent, copyright, trade secret or other proprietary information;

                                  (x)      agreement presently in effect
involving payments to or obligations of it in excess of $100,000, not otherwise described in this Section 2.11;

                                  (xi)     agreement of indebtedness or capital
equipment leases presently in effect in excess of $40,000;

                                  (xii)    agreement that relates to the
borrowing or lending by the Company or Vertisoft Direct of any money;

                                  (xiii)   agreement that creates or continues
any material claim, lien, charge or encumbrance against, or right of any third party with respect to, any material asset of the Company or Vertisoft Direct;

                                  (xiv)    agreement or commitment relating to
commission arrangements with others.

As used in this Section 2.11, the word "agreement" includes both oral and written contracts, leases, understandings, arrangements and all other agreements. The term "Material Agreements" means the agreements of the Company and Vertisoft Direct required to be disclosed on Schedule 2.11(a) and those that would have been required to be so disclosed but for their being specifically identified in other Schedules hereto.

                          (b)     To the best knowledge of the Company and
Vertisoft Direct, and the Shareholders, except as set forth on Schedule 2.11(a), no party to any Material Agreement has committed a breach thereof or a default thereunder or intends to cancel, withdraw, modify or amend such Material Agreement.

                          (c)     Each of the Company and Vertisoft Direct has
performed all material obligations required to be performed by it on or prior to the date hereof under each Material Agreement to which it is a part, except for such failures to perform, defaults, breaches, or violations under such instruments or obligations that would not have a Material Adverse Effect. The Shareholders, the Company and Vertisoft Direct have no reason to believe that the

Company or Vertisoft Direct will not be able to fulfill, when due, all of their respective obligations under the Material Agreements that remain to be performed after the date hereof.

                          (d)     Schedules 2.11(b),(c) and (d) hereto set
forth a complete and correct list of each (i) customer (or related group of customers) with whom the Company or Vertisoft Direct did $100,000 or more of business during the last fiscal year, (ii) supplier (or related group of suppliers) with whom the Company or Vertisoft Direct did $100,000 or more of business during the last fiscal year, and (iii) agent (or related group of agents) or representative (or related group of representatives) who was paid $25,000 or more by the Company or Vertisoft Direct during the last fiscal year, respectively, which lists itemize the actual dollar amounts.

                 2.12.    INTELLECTUAL PROPERTY RIGHTS.

                          (a)     As used herein, "Intellectual Property" shall
mean any patent, trademark, servicemark, tradename, trade dress, copyright (or pending application for any patent, trademark, servicemark or copyright), invention, process, know-how, algorithm, formulae, franchise, database, computer program, computer software, technology, user interface, source code, object code, computer program, architecture and structure, display screens, layouts, development tools and instructions, templates, marketing materials, logos, designs, trade secret or other intangible asset, intellectual property, industrial property or proprietary right and all documentation, media or other tangible embodiment of or relating to any of the foregoing and all proprietary rights therein.

                          (b)     As used herein, "Third Party Licenses" means
all licenses and other agreements with third parties relating to any Intellectual Property or products that Vertisoft, Vertisoft Direct or the Company is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by the Company or Vertisoft Direct.

                          (c)     "Third Party Technology" means all
Intellectual Property and products owned by third parties and licensed to Vertisoft Direct or the Company pursuant to Third Party Licenses.

                          (d)     Except as set forth on Schedule 2.12:(i)
each of Vertisoft Direct and the Company owns all right, title and interest in and to all Intellectual Property used in or necessary for, and as to Third Party Technology has sufficient rights necessary for, the conduct of each of Vertisoft Direct and the Company's business as presently conducted, or as planned to be conducted, by each of Vertisoft, Vertisoft Direct and the Company, including, without limitation, all Intellectual Property developed or discovered in connection with or contained in or related to each product used or distributed by the Company or Vertisoft Direct, free and clear of all liens, mortgages, charges, pledges, claims and encumbrances (including without limitation any distribution rights and royalty rights) (including Third Party Technology, the "Specified Rights"); (ii) to the best knowledge of the Company, Vertisoft Direct and the Shareholders, solely as to Third Party Technology, each of the Third Party Licenses is valid and enforceable and in full force and effect; (iii) to the best knowledge of the Company, Vertisoft Direct and the Shareholders, all Intellectual Property rights in the Specified Rights are valid, subsisting, unexpired, enforceable and have not been abandoned; (iv) to the best knowledge of the Company, Vertisoft Direct and the Shareholders, each of the Company and Vertisoft Direct has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, all Specified Rights, other than Third Party Technology; (v) except for agreements and licenses entered into in the ordinary course of business, there are no outstanding options, licenses, liens, encumbrances or agreements of any kind relating to the foregoing; (vi) neither the Company nor Vertisoft Direct has received any communications nor is any of the Company, Vertisoft Direct or the Shareholders aware of any entity alleging that the Company or Vertisoft Direct has infringed or, by conducting its business as currently conducted, would infringe any Intellectual Property of any other person or entity; (vii) no claims have been asserted against the Company or Vertisoft Direct by any person challenging any of their respective rights to use or distribution (including manufacture, marketing license, or sale) of any Specified Rights or products utilized or distributed by the Company or Vertisoft Direct (including, without limitation, any Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses), and to the best knowledge of each of Company or Vertisoft Direct and the Shareholders, there is no valid basis for any such claim; (viii) the Company, Vertisoft Direct and the Shareholders are not aware of any infringement of the Specified Rights; (ix) neither the Company nor Vertisoft Direct has received any communications from any governmental agency stating that the Company or Vertisoft Direct is not entitled to register, or receive patents or trademarks for, any of its Intellectual Property; (x) neither the Company nor Vertisoft Direct is aware that any of the employees or consultants of the Company or Vertisoft Direct is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote and secure the Intellectual Property of the Company or Vertisoft Direct or that would conflict with its business as conducted; (xi) to the best knowledge of the Company, Vertisoft Direct and the Shareholders, no Specified Right and no use by the Company or Vertisoft Direct of any Specified Right in its prior, current or contemplated business (including distribution, manufacture, marketing, license or sale), violates any rights of any third party, including infringement of or misappropriation of Intellectual Property, unfair competition, defamation, contractual rights, or rights of privacy or publicity; (xii) neither the execution nor delivery of this Agreement or the Agreement of Merger, nor the carrying on of its business by its employees or consultants, nor the conduct of its business as currently conducted, will, to the best knowledge of the Company, Vertisoft Direct and the Shareholders, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants of the Company or Vertisoft Direct is now obligated; (xiii) to the best knowledge of the Company, Vertisoft Direct and the Shareholders, each of the employees and consultants of the Company or Vertisoft Direct and, to the best knowledge of the Company, Vertisoft Direct and the Shareholders, each of the employees and consultants of any entities engaged by the Company or Vertisoft Direct who participate or have participated in the creation of Intellectual Property, past and present, has executed written enforceable agreements with the Company or Vertisoft Direct assigning or licensing his or her rights in any Intellectual Property to the Company or Vertisoft Direct; (xiv) the Company and Vertisoft Direct do not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or persons it currently intends to hire as service providers) made prior to their employment by it (except for inventions that the Company or Vertisoft Direct currently owns or has a right to utilize and which are set forth on Schedule 2.11(a) or
Schedule 2.12).  Schedule 2.12 also sets forth a complete and correct list of
(x) all material patents, patent applications, copyrights and trademarks (registered or unregistered) owned or licensed by the Company or Vertisoft Direct that are necessary for or used in its business as now conducted, and (y) all independent contractor or consulting agreements pursuant to which the Company or Vertisoft Direct provided consulting services which agreements require a consent or waiver to consummate the Transactions. All royalty obligations of the Company or Vertisoft Direct on current products are listed on Schedule 2.12.

                          (e)     To the best knowledge of the Company,
Vertisoft Direct and the Shareholders, neither the Company nor Vertisoft Direct is making unauthorized use of any confidential information of third parties or any confidential information in which any of its present or past employees or other service providers has claimed a proprietary interest; and neither the Company nor Vertisoft Direct is aware of any facts that would give rise to such a claim.

                          (f)     Without limiting the generality of the
foregoing representations, except as set forth on Schedule 2.12.

                                  (i)      to the knowledge of the Company,
Vertisoft Direct and the Shareholders, each of the Company and Vertisoft Direct has satisfied all material obligations required to be satisfied on or prior to the date hereof pursuant to any and all consulting agreements pursuant to which the Company or Vertisoft Direct provided consulting services to any third party and the Company or Vertisoft Direct are not using any Intellectual Property of any third party nor has Company or Vertisoft Direct developed or delivered or made available to any third parties any derivative works or modifications based on any Intellectual Property of any third party pursuant to such consulting agreements, except as expressly authorized under such agreements;

                                  (ii)     none of the Company, Vertisoft
Direct or the Shareholders is aware of any event that has occurred which would give rise to any present or future liability under any agreement to provide indemnification for infringement of any third party rights or otherwise;

                                  (iii)    neither the Company nor Vertisoft
Direct is in arrears in the payment of any royalty obligations pursuant to any license agreements with third parties concerning the Specified Rights;

                                  (iv)     There are no royalties, honoraria,
fees of other payments that would be payable by the Company or Vertisoft Direct to any person by reason of the ownership, use, license, sale, distribution, or disposition of any Specified Right.

                 2.13.     EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFITS.

                          (a)     Except as set forth on Schedule 2.13, there
are no employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between the Company or Vertisoft Direct on the one hand, and any current or former stockholder, officer, director, employee, consultant, or agent of the Company or Vertisoft Direct, on the other hand, that are currently in effect. Except as set forth on Schedule 2.13, there are no Employment Agreements or any other similar agreements to which the Company or Vertisoft Direct is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company or Quarterdeck, or any consent or waiver from any stockholder, officer, director, employee, consultant or agent of the Company or Vertisoft Direct or Quarterdeck, or (ii) will result in any change in the nature of any rights of any stockholder, officer, director, employee, consultant or agent of the Company or Vertisoft Direct under any such Employment Agreement or other similar agreement.

                          (b)     Schedule 2.13 sets forth Employee Benefit
Plans of the Company and Vertisoft Direct. Each of the Company and Vertisoft Direct has made true and correct copies of all governing instruments and related agreements pertaining to such benefit plans available to Quarterdeck.

                          (c)     Neither the Company nor Vertisoft Direct, nor
any of their respective ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan.

                          (d)     No individual shall accrue or receive
additional benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                          (e)     No Employee Benefit Plan has participated in,
engaged in or been a party to any non-exempt Prohibited Transaction, and neither the Company, Vertisoft Direct nor any of their respective ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle A of the Code Section 5000 of the Code, or for penalties under ERISA
Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor is there a basis for any such claim. No officer, director or employee of the Company or Vertisoft Direct has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan.

                          (f)     Other than routine claims for benefits, there
is no claim pending or to the knowledge of the Company and Vertisoft Direct threatened, involving any Employee Benefit Plan by any person against such plan or the Company, Vertisoft Direct, or any ERISA Affiliate. There is no pending or, to the knowledge of the Company and Vertisoft Direct, threatened proceeding involving any Employee Benefit Plan before the Internal Revenue Service, the U.S. Department of Labor or any other governmental authority.

                          (g)     To the best knowledge of the Company,
Vertisoft Direct and the Shareholders, there is no violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan.

                          (h)     Each Employee Benefit Plan has at all times
prior hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. The Company, Vertisoft Direct and their respective ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Benefit Plan and applicable law or required to be paid as expenses under such Employee Benefit Plan, and the Company, Vertisoft Direct and their respective ERISA Affiliates shall continue to do so through the Closing. Each Employer Benefit Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status.

                          (i)     With respect to any group health plans
maintained by the Company, Vertisoft Direct or their respective ERISA Affiliates, whether or not for the benefit of the employees of the Company, Vertisoft Direct, the Company, Vertisoft Direct and their respective ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code. None of the Company or Vertisoft Direct is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any group health plan, or pursuant to any agreement or understanding.

                          (j)     Each of the Company and Vertisoft Direct has
made available to Quarterdeck a copy of the three (3) most recently filed Federal Form 5500 series and accountant's opinions, if applicable, for each of its Employee Benefit Plans and all applicable Internal Revenue Service determination letters.

                          (k)     For purposes of this Section 2.13, the
following definitions shall apply:

                                  (i)      "Benefit Arrangement" means any
material benefit arrangement that is not an Employee Benefit Plan, including without limitation (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits,
(iii) each incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan, and (vii) each compensation policy and practice maintained by the Company, Vertisoft Direct or any ERISA Affiliate covering the employees, former employees, directors and former directors of the Company or Vertisoft Direct and the beneficiaries of any of them.

                                  (ii)     "COBRA" means the Consolidated
Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                                  (iii)    "Code" means the Internal Revenue
Code of 1986, as amended.

                                  (iv)     "Employee Benefit Plan" means any
employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or Vertisoft Direct or any ERISA Affiliate covering employees or former employees of the Company or Vertisoft Direct.

                                  (v)      "Employee Pension Benefit Plan"
means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

                                  (vi)     "ERISA" means the Employee
Retirement Income Security Act of 1974, as amended.

                                  (vii)    "ERISA Affiliate" of any person
means any other person that, together with such person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

                                  (viii)   "Prohibited Transaction" means a
transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                 2.14.    LABOR AND EMPLOYMENT MATTERS.

                          (a)     Except as set forth on Schedule 2.14, no
collective bargaining agreement exists that is binding on the Company or Vertisoft Direct and, except as described on Schedule 2.14, no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative.
Schedule 2.14 describes any organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Company or Vertisoft Direct.

                          (b)     Except as set forth on Schedule 2.14,  (i)
there is no labor strike, dispute, slow down or stoppage pending or, threatened, against or directly affecting the Company or Vertisoft Direct, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist; and (iii) none of the Company or Vertisoft Direct has received notice and has knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company or Vertisoft Direct.

                          (c)     If required under the Workers Adjustment and
Retraining Notification Act or applicable state law regulating plant closing or mass layoffs, each of the Company and Vertisoft Direct has timely caused there to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date.

                          (d)     To the best knowledge of the Company,
Vertisoft Direct and the Shareholders, each of the Company and Vertisoft Direct has complied and is currently complying, in respect of all employees of the Company and Vertisoft Direct, with all applicable laws respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including, without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines , except for such instances which are not, in the aggregate, material.

                          (e)     To the best knowledge of the Company,
Vertisoft Direct and the Shareholders, all individuals who are performing or have performed services for the Company or Vertisoft Direct and are or were classified by the Company or Vertisoft Direct as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or
Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, in the aggregate, material.

                 2.15. ENVIRONMENTAL AND SAFETY LAWS. Each of the Company and Vertisoft Direct has, in all material respects, complied and is in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, use, sale, storage, handling, transfer and disposal of any Hazardous Substances, and none of the Company or Vertisoft Direct has been alleged to be in violation of, or been subject to any administrative, judicial or regulatory proceeding pursuant to, such laws or regulations. As used herein, "Hazardous Substances" shall mean any asbestos, petroleum or any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including, without limitation, any material or substance which is designated or defined as a "hazardous substance," "hazardous waste" or "toxic substance" in (i) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., and any amendments thereto, (ii) the Federal Resource Conservation and Recovery Act 42 U.S.C. Section Section 6901 et seq., and any amendments thereto, (iii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and any amendments thereto, or (iv) the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq., and any amendments thereto.

                 2.16. COMPLIANCE WITH LAWS. To the best knowledge of the Company, Vertisoft Direct and the Shareholders, except as set forth in Schedule 2.16, each of the Company and Vertisoft Direct has complied in all material respects with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity applicable to its business. Except as set forth on Schedule 2.16, none of the Company or Vertisoft Direct has received any governmental notice of any violation by the Company or Vertisoft Direct of any such laws, rules, regulation or orders.

                 2.17.    ABSENCE OF LITIGATION.  Except as set forth on
Schedule 2.17, neither the Company nor Vertisoft Direct is a party to any litigation, claim, arbitration, investigation or other proceeding, nor, to the best knowledge of the Company, Vertisoft Direct or the Shareholders, is there any such litigation, claim, arbitration, investigation or other proceeding threatened against the Company or Vertisoft Direct. Neither the Company nor Vertisoft Direct, nor, to the best knowledge of the Company, Vertisoft Direct, the Shareholders, or any of their respective officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person that relates to the Company or Vertisoft Direct or their respective businesses.

                 2.18. NO BROKERS. Except as set forth in Schedule 2.18, neither the Company nor Vertisoft Direct or any Shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

                 2.19.    TAXES.

                          (a)     Definitions.  For purposes of this Agreement:

                                  (i)      the term "Taxes" means (A) all
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause
(A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

                                  (ii)     the term "Returns" means all
returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                          (b)     Except as set forth in Schedule 2.19, each of
the Company and Vertisoft Direct has completed and filed on a timely basis and in materially correct form all Returns required to be filed. As of the time of filing, the filed Returns did not materially misstate the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or Vertisoft Direct or any other information required to be shown thereon and none of such Returns contains (or were required to contain in order to avoid the imposition of a penalty) a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). Each of the Company and Vertisoft Direct will complete and file on a timely basis and in a materially correct manner all Returns required to be filed after the date of this Agreement and on or prior to the Closing, and will provide Quarterdeck the reasonable opportunity to review and comment on any such Return prior to its filing.

                          (c)     Except as set forth in Schedule 2.19, with
respect to all amounts in respect of Taxes imposed upon the Company, Vertisoft Direct, or for which the Company or Vertisoft Direct is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the date of Closing, all applicable Tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by the Company or Vertisoft Direct to taxing authorities or others have been paid or, if due but remain payable without penalty or interest, have been adequately reserved for.
Neither of the Company or Vertisoft Direct owes any Taxes on compensation paid to any of its employees, other than Taxes that are not yet due and payable. No director, officer employee of the Company or Vertisoft Direct having responsibility for tax matters is in discussions with tax authorities or has reason to believe that any tax authority has valid grounds to claim or assess any additional Tax with respect to the Company or Vertisoft Direct in excess of the amounts shown on their respective balance sheets dated January 31, 1996.

                          (d)     Except as set forth on Schedule 2.19: (i)
none of the Returns of the Company or Vertisoft Direct have been audited or are under audit by any tax authority, and neither the Company nor Vertisoft Direct has received notice of a forthcoming audit of its Returns; (ii) no claim has been made by a Tax authority in a jurisdiction where the Company or Vertisoft Direct does not file Returns that such entity is or may be subject to Tax by that jurisdiction; (iii) no extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from the Company or Vertisoft Direct; and (iv) no power of attorney granted by the Company or Vertisoft Direct with respect to Taxes is in force.

                          (e)     There are no liens for Taxes (other than for
current Taxes not yet due and payable) upon the assets of the Company or Vertisoft Direct.

                          (f)     Neither the Company nor Vertisoft Direct is a
party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

                          (g)     Neither the Company nor Vertisoft Direct has
ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes. Neither the Company nor Vertisoft Direct has made an election under Section 1361 of the Code or any predecessor provision or any similar provision for state, local or other Tax purposes. Neither the Company nor Vertisoft Direct has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it. Neither the Company nor Vertisoft Direct has made or will make a consent dividend election under Section 565 of the Code.

                          (h)     Neither the Company nor Vertisoft Direct has
agreed to make, nor are any of them required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. Each of the Company and Vertisoft Direct has always used and continues to use the accrual method of accounting for federal and state income and franchise Tax purposes. Except as set forth in Schedule 2.19, neither the Company nor Vertisoft Direct has taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company or Vertisoft Direct or the Shareholders from any taxable period ending on or before the Closing Date to any taxable period ending after such date. Neither the Company nor Vertisoft Direct is a party to or bound by any closing agreement, offer in compromise or similar agreement with any Taxing authority.

                          (i)     Neither the Company nor Vertisoft Direct is a
party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with the Merger, any change of control of the Company or Vertisoft Direct or any other transaction contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                          (j)     Neither the Company nor Vertisoft Direct is,
and none has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                          (k)     Except as set forth in Schedule 2.19, to the
knowledge of the Company, Vertisoft Direct and the Shareholders, as of the date hereof, no shareholder of the Company or Vertisoft Direct is other than a United States person within the meaning of the Code.

                          (l)     Except as set forth in Schedule 2.19, neither
the Company nor Vertisoft Direct has, and neither has had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and neither the Company nor Vertisoft Direct has engaged in a trade or business within any foreign country. Neither the Company nor Vertisoft Direct has made a "waters-edge election" pursuant to California Revenue and Tax Code Section 25110.

                          (m)     Neither the Company nor Vertisoft Direct is
party to any joint venture, partnership, or other arrangement or contract which could reasonably be expected to be treated as a partnership for federal income tax purposes.

                          (n)     Except as set forth on Schedule 2.19, the
unpaid Taxes of the Company and Vertisoft Direct as of the date hereof are not materially in excess of the unpaid liability for Taxes reflected on the most recent accounting books of the Company or Vertisoft Direct, as the case may be, heretofore provided to Quarterdeck. No material Tax liability of the Company or Vertisoft Direct has been incurred since January 31, 1996 other than in the ordinary course of business.

                          (o)     All material elections with respect to Taxes
affecting the Company and Vertisoft Direct as of the date of this Agreement that are not readily identifiable on the Returns heretofore provided to or made available to Quarterdeck and any attachments thereto are set forth in Schedule
2.19. No material election with respect to Taxes will be made after the date of this Agreement without the prior written consent of Quarterdeck.

                          (p)     Schedule 2.19 sets forth all state, local or
foreign jurisdictions in which the Company and Vertisoft Direct are or at any time during the past five years have been subject to Tax. Other than in the states of California (with respect to the Company and Vertisoft Direct) and South Carolina (with respect to the Company), at no time during the five-year period ending on the date hereof did the Company or Vertisoft Direct engage in the following activities in any state, local or foreign jurisdiction: (i) perform more than an insignificant amount of services or solicit business using its own employees, or using agents working on its behalf, (ii) engage in or do business, or (iii) own property.

                          (q)     Schedule 2.19 sets forth all Returns the due
dates for which (including any valid extensions of time currently in effect) are sixty (60) or fewer days following the Closing, and the Taxes for which estimated for final payments may, based on current operations of the Company and Vertisoft Direct, become due sixty (60) or fewer days following the Closing.

                 2.20.    COMPLIANCE WITH INSTRUMENTS.  Except as set forth in
Schedule 2.20, neither the Company nor Vertisoft Direct is (and neither would be with the giving of notice or the passage of time or both) in violation of, conflict with, breach of or default under any term or provision of its respective Articles of Incorporation or Bylaws, or any agreement, arrangement, contract, lease or other instrument to which it or its properties is subject except where such would not have a Material Adverse Effect.

                 2.21. RELATED PARTY TRANSACTIONS. Except for matters arising in the ordinary course of business or as set forth in Schedule 2.21,
(a) no employee, officer or director of the Company or Vertisoft Direct, Shareholder, any immediate family member of any of the foregoing, or any business or entity controlled by any of the foregoing or in which any of the foregoing has a material financial stake (excluding publicly traded companies in which the foregoing cumulatively hold less than a 5% equity interest) (collectively, "Related Parties"), is indebted to the Company or Vertisoft Direct, (b) neither the Company nor Vertisoft Direct is indebted (or committed to make loans or extend or guarantee credit) to any Related Party, and (c) neither the Company nor Vertisoft Direct has engaged in any transaction with any Related Party since the beginning of the two most recently completed fiscal years of the Company prior to the date hereof. To the knowledge of the Company and Vertisoft Direct and the Shareholders, Schedule 2.21 sets forth a complete and correct list of all businesses and entities constituting Related Parties with which any of the Company or Vertisoft Direct has either a business relationship or competes.

                 2.22. POOLING. To the best knowledge of the Company, Vertisoft Direct and the Shareholders, neither the Company nor Vertisoft Direct has engaged in any transaction that it believes would preclude the Merger from being accounted for as a pooling of interests.

                 2.23. NO POWERS OF ATTORNEY OR SURETYSHIPS. Except as set forth on Schedule 2.23 hereto, (a) neither the Company nor Vertisoft Direct has granted any general or special powers of attorney and (b) neither the Company nor Vertisoft Direct has any obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, consignor, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                 2.24. BANKING FACILITIES. Schedule 2.24 hereto sets forth a complete and correct list of:

                          (a)     Each bank, savings and loan or similar
financial institution in which the Company or Vertisoft Direct has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat; and

                          (b)     The names of all persons authorized to draw
on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

                 2.25. CORPORATE BOOKS. The corporate minute books of each of the Company and Vertisoft Direct are complete, each of the minutes contained therein accurately reflect the actions that were taken at the meeting for which the minutes were taken, the meetings of directors or shareholders referred to in the minutes were duly called and held, and the signatures contained on all documents in the minute books are the true signatures of the persons purporting to have signed the same.

                 2.26. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor Vertisoft Direct nor any employee, agent or other person acting on behalf of the Company or Vertisoft Direct, including, but not limited to, the Shareholders, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) (a) that would subject the Company or Vertisoft Direct to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) that, if not given in the past, would have had a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of the Company or Vertisoft Direct.

                 2.27. DISCLOSURE; ACCURACY OF DOCUMENTS AND INFORMATION. No representation, warranty or statement made by or on behalf of the Company, Vertisoft Direct or the Shareholders in this Agreement, or any document furnished by the Company, Vertisoft Direct or the Shareholders pursuant to the terms of this Agreement, when taken together with this Agreement in its entirety and all such documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3.

           REPRESENTATIONS AND WARRANTIES OF EACH OF THE SHAREHOLDERS

                 Each of the Shareholders severally and not jointly represents and warrants to Quarterdeck and Acquisition Sub as follows:

                 3.1.     AUTHORITY, APPROVAL AND ENFORCEABILITY.

                          (a)     Such Shareholder has full power and authority
to execute, deliver and perform its obligations under this Agreement and the Escrow Agreement and to consummate the Transactions, and all action on its part necessary for such execution, delivery, performance and consummation has been duly taken.

                          (b)     The execution and delivery by such
Shareholder of this Agreement does not, and the performance and consummation of the Transactions will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment applicable to such Shareholder, or any agreement or other instrument to which it is a party or to which any of its assets is subject.

                          (c)     This Agreement and the Escrow Agreement are
such Shareholder's legal, valid and binding obligation, enforceable against it in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

                          (d)     Such Shareholder is the record and beneficial
owner of the shares of Company Common Stock reflected as owned by it on
Schedule 2.2, free and clear of any and all claims, liens, encumbrances or security interests.

                 3.2. POOLING. To the best knowledge of such Shareholder, such Shareholder has not engaged in any transaction which it believes would preclude the Merger from being accounted for as a pooling of interests.

                 3.3. INVESTMENT INTENT. Such Shareholder is acquiring the shares of Quarterdeck Common Stock to be issued in the Merger for investment purposes for its own account and without a view to distribution or resale thereof.

                 3.4. REPRESENTATIONS OF ANATOLY TIKHMAN. Anatoly Tikhman represents and warrants to Quarterdeck and Acquisition Sub that he is the record and beneficial owner of all of the outstanding shares of capital stock of Vertisoft Direct, free and clear of any and all claims, liens, encumbrances or security interests.

                                   ARTICLE 4.

                       REPRESENTATIONS AND WARRANTIES OF
                        QUARTERDECK AND ACQUISITION SUB

                 Quarterdeck and Acquisition Sub represent and warrant to the Company and the Shareholders as follows:

                 4.1.     ORGANIZATION AND STANDING.

                 Each of Quarterdeck and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Whenever used in this Article 4, "Material Adverse Effect" shall mean a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Quarterdeck and its subsidiaries (on a consolidated basis).

                 4.2.     AUTHORITY, APPROVAL AND ENFORCEABILITY.

                          (a)     Subject to obtaining the required approval of
Quarterdeck as sole shareholder of Acquisition Sub, which approval shall be obtained prior to the Closing Date, each of Quarterdeck and Acquisition Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Agreement of Merger, the Escrow Agreement and the Registration Rights Agreement (as defined herein), as the case may be, and all corporate action on their respective parts necessary for such execution, delivery and performance has been duly taken. No vote or consent of the stockholders of Quarterdeck is required in connection with the transactions contemplated by this Agreement.

                          (b)     The execution and delivery by each of
Quarterdeck and Acquisition Sub, as the case may be, of this Agreement, the Agreement of Merger, the Escrow Agreement and the Registration Rights Agreement do not, and the performance and consummation of the Transactions will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any terms or provisions of its (i) Certificate or Articles of Incorporation, as the case may be, or Bylaws, (ii) any statute, rule, regulation or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to them, or (iii) any material agreement, lease or other instrument to which either is a party or to which it or any of its assets may be bound.

                          (c)     No consent, approval, authorization, order,
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of Quarterdeck or Acquisition Sub for the consummation by each of Quarterdeck and Acquisition Sub, as the case may be, of the Transactions, except any approvals or filings required under state "blue sky" laws and the HSR Act and the filing of the Agreement of Merger and related certificates with the Secretary of State of the State of California.

                          (d)     This Agreement, the Agreement of Merger, the
Escrow Agreement and the Registration Rights Agreement are, and upon execution and delivery by Quarterdeck and Anatoly Tikhman, the Tikhman Agreements (as defined in Section 5.11) and the option agreement evidencing the options to be granted to Anatoly Tikhman pursuant to Section 5.14 will be, the legal, valid and binding obligations of Quarterdeck and/or Acquisition Sub, as applicable, enforceable against them in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

                 4.3. FINANCIAL STATEMENTS AND REPORTS. Quarterdeck has timely filed all required forms, reports, statements and documents with the Securities and Exchange Commission (the "Commission") all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Quarterdeck has delivered or made available to the Company and the Shareholders true and complete copies of (i) Quarterdeck's Annual Reports on Form 10-K for the fiscal year ended September 30, 1995, (ii) its proxy statement relating to Quarterdeck's annual stockholders meeting held February 2, 1996, (iii) all other forms, reports, statements and documents filed by Quarterdeck with the Commission pursuant to the Exchange Act since September 30, 1995, and (iv) all reports, statements and other information provided by Quarterdeck to its stockholders since September 30, 1995 (collectively, the "Quarterdeck Reports"). As of their respective dates, the Quarterdeck Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Quarterdeck included or incorporated by reference in the Quarterdeck Reports were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of Quarterdeck and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, none of which either singly or in the aggregate are or will be material, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since September 30, 1995 and except as otherwise reflected in the Quarterdeck Reports, there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of Quarterdeck or any of its consolidated subsidiaries. Quarterdeck is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the Commission all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since September 30, 1995.

                 4.4. QUARTERDECK COMMON STOCK. The shares of Quarterdeck Common Stock to be issued to the holders of Company Common Stock as contemplated hereunder are (i) duly authorized, (ii) when issued and exchanged pursuant to the terms of this Agreement and the Agreement of Merger, will be validly issued, fully paid, non-assessable and not subject to any preemptive rights and (iii) will be listed on the Nasdaq National Market at the Effective Time.

                 4.5. NO BROKERS. Neither Quarterdeck nor Acquisition Sub is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

                 4.6. TAX-FREE REORGANIZATION. Neither Quarterdeck nor Acquisition Sub has engaged in any transaction which it believes would preclude the transactions contemplated hereby from constituting a "reorganization" within the meaning of Section 368 of the Code.

                 4.7.     QUARTERDECK CAPITAL STOCK.

                 (a) The authorized capital stock of Quarterdeck consists of 50,000,000 shares of Common Stock, and 2,000,000 shares of Preferred Stock. As of the date hereof and immediately prior to the Closing Date, approximately 32,000,000 shares of common stock and no shares of Preferred Stock will be issued and outstanding. All of the issued and outstanding shares of Quarterdeck Common Stock are duly authorized, validly issued in compliance with all federal and state securities laws, fully paid and nonassessable.

                 (b) The authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, of which 100 shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by Quarterdeck and are validly issued, fully paid and nonassessable.

                 (c) Except as set forth on Schedule 4.7 and for options or rights granted under employee or director option plans, (i) there are no outstanding options, warrants or other rights to purchase or otherwise to receive from Quarterdeck or Acquisition Sub any of the authorized but unissued or treasury shares of the capital stock or any other security of Quarterdeck or Acquisition Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Quarterdeck or Acquisition Sub is a party or is bound with respect to the voting of the capital stock of Quarterdeck or Acquisition Sub.

                 4.8.     REGISTRATION RIGHTS.  Except as set forth in Schedule
4.8 or as contemplated by this Agreement, Quarterdeck is not a party to any "registration rights agreement" or any similar agreement pursuant to which any person or entity would have the right to cause, under any circumstances, the registration of the Company's securities under the Securities Act.

                 4.9. DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments, exhibits written statements, documents, certificates or other materials prepared or supplied by Quarterdeck with respect to the transactions contemplated hereby contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.

                 4.10. ABSENCE OF CERTAIN CHANGES OF EVENTS. Except as set forth in the Quarterdeck Reports, since September 30, 1995, there has not been any fact, event, circumstance or change specifically affecting or relating to Quarterdeck and its subsidiaries (and not the software industry in general) which has had or is reasonably likely to have a Material Adverse Effect.

                 4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except for (i) liabilities or obligations which are accrued or reserved against in the consolidated financial statements of Quarterdeck (or reflected in the notes thereto), (ii) liabilities and obligations incurred in the ordinary course of business since the most recent date of the consolidated financial statements of Quarterdeck, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the consolidated financial statements of Quarterdeck, Quarterdeck has no liabilities or obligations or any nature, whether absolute, accrued, contingent or otherwise, of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which would have a Material Adverse Effect.

                 4.12. LITIGATION. Except for litigation disclosed in the notes to the financial statements included in the Quarterdeck Reports, there is no suit, action, proceeding or investigation pending or, to the best knowledge of Quarterdeck, threatened against or affecting Quarterdeck or any of its subsidiaries, the outcome of which, in the reasonable judgment of Quarterdeck, is likely to have a material adverse effect, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against Quarterdeck or any of its subsidiaries having, or which is reasonably likely to have, a Material Adverse Effect.

                 4.13.    TAXES.

                          (a)     All tax returns, statements, reports and
forms (including estimated tax returns and reports and information returns and reports) required to be filed with any tax authority with respect to any taxable period ending on or before the consummation of the transactions set forth herein, by or on behalf of Quarterdeck (collectively, the "Quarterdeck Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date, except to the extent such failure to file or pay has not had and could not reasonably be expected to have a Material Adverse Effect.

                          (b)     The consolidated financial statements of
Quarterdeck contained in Quarterdeck's Annual Report to Stockholders for the year ended September 30, 1995 and in any subsequent Quarterdeck Reports fully accrue all actual and contingent liabilities for taxes with respect to all periods through the date thereof in accordance with GAAP.

                 4.14.    GOVERNMENTAL AUTHORIZATIONS AND LICENSES.
Quarterdeck has all material licenses, orders, authorizations, permits, concessions, certificates and other franchises or analogous instruments of any governmental entity required by applicable law to operate its business (collectively, the "Quarterdeck Government Licenses") which Quarterdeck Government Licenses are in full force and effect, and is in compliance with the terms, conditions limitations, restrictions, standards, prohibitions, requirements and obligations of such Quarterdeck Government Licenses except to the extent failure to hold and maintain such Quarterdeck Government Licenses or to so comply would not be reasonably likely to have a Material Adverse Effect. There is not now pending, nor to the best knowledge of Quarterdeck is there threatened, any action, suit, investigation or proceeding against Quarterdeck before any governmental entity with respect to the Quarterdeck Government Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by Quarterdeck of the terms of any Quarterdeck Government License or any rule or regulation applicable thereto, except to the extent that any such action would not be reasonably likely to have a Material Adverse Effect.

                 4.15. COMPLIANCE WITH LAWS. To the best of its knowledge, Quarterdeck has complied with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity applicable to its business, except where the failure to so comply would not have a Material Adverse Effect. Quarterdeck has not received any governmental notice of any violation by Quarterdeck of any such laws, ordinances, regulations or orders, which violation has not been cured or remedied except where the failure to cure or remedy the violation would not have a Material Adverse Effect.

                                   ARTICLE 5.

                                   COVENANTS

                 5.1. MAINTENANCE OF BUSINESS. During the period from the date hereof to the Effective Time, each of the Company and Vertisoft Direct agrees to carry on its business in the ordinary course and in substantially in the same manner as it has prior to the date of this Agreement. The Shareholders, the Company and Vertisoft Direct shall use their best efforts to preserve the business of the Company and Vertisoft Direct, the services of their respective current employees, and their respective favorable business relationships. Each of the Company and Vertisoft Direct agrees not to enter into any material agreements or take any other significant actions outside the ordinary course of business without the prior written consent of Quarterdeck, which shall not be unreasonably withheld. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, each of the Company and Vertisoft Direct agrees not to:

                          (a)     Set aside or pay any dividend or distribution
of assets on its capital stock to, repurchase any of its capital stock from, make any loan to, or guaranty any debt of, any of the Related Parties or any shareholders, directors, officers, employees, agents or consultants;

                          (b)     Enter into any agreement or commitment that
would be a Material Agreement if in existence on the date hereof;

                          (c)     Amend, modify or terminate any Material
Agreement;

                          (d)     Increase or commit to increase the
compensation of any director, officer, employee, agent or consultant;

                          (e)     License, assign or transfer any Intellectual
Property, or sell, lease or transfer any other assets outside the ordinary course of business;

                          (f)     Alter the manner of keeping its books,
accounts or records or the accounting practices therein reflected;

                          (g)     Issue any capital stock or any security
convertible into, or options, warrants or rights to acquire, its capital stock;

                          (h)     Incur any material indebtedness or mortgage,
pledge or encumber any of its properties or assets; or

                          (i)     Agree to do any of the foregoing.

                 5.2. ACTIONS CONTRARY TO POOLING AND TAX FREE TREATMENT. Each of Quarterdeck, the Company, Vertisoft Direct, Acquisition Sub and the Shareholders will use its best efforts to cause the Merger to be eligible for pooling-of-interests accounting treatment and will not, from the date hereof through and after consummation of the Merger, knowingly take any action or fail to take any action inconsistent with such eligibility for pooling treatment or inconsistent with the treatment of the Merger as a "reorganization" described in Sections 368(a)(1)(A) and (a)(2)(E) of the Code. Quarterdeck has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by Quarterdeck; or to cause the Company to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets (by way of a merger or otherwise) to Quarterdeck or a corporation controlled by Quarterdeck. Following the Effective Time, Quarterdeck intends to continue the historic business of the Company and Vertisoft Direct or use a significant portion of the historic business assets of the Company and Vertisoft Direct in a business.

                 5.3. OTHER DISCUSSIONS. From and after the date of this Agreement until the Closing or this Agreement is terminated in accordance with its terms, neither the Company nor Vertisoft Direct, nor any of their respective officers, directors, agents or representatives (including the Shareholders) will initiate discussions, solicit or negotiate (including providing any non-public information concerning its business), or authorize any person or entity to discuss, solicit or negotiate on its or their behalf, with any other party concerning the possible sale or disposition of all or any material portion of the business, assets or capital stock of the Company or Vertisoft Direct. Each of the Company and Vertisoft Direct will immediately notify Quarterdeck, however, if any offer is received from such a potential purchaser or of any discussions with such a potential purchaser.

                 5.4. CONTINUITY OF INTEREST AND RESTRICTIONS ON RESALE. Each of the Shareholders shall on or prior to the Closing execute and deliver to Quarterdeck the Affiliates Letter and Continuity of Interest Certificate in the form attached hereto as Exhibit B.

                 5.5. BEST EFFORTS. Each party will use its best efforts to cause all conditions to the Closing to be satisfied as soon as practicable. Each party shall use its best efforts to obtain any consents necessary or desirable in connection with the consummation of the Transactions.

                 5.6. SHAREHOLDER VOTE. Until this Agreement has been terminated in accordance with its terms, (i) the Shareholders agree to vote all shares of Company Common Stock held by them in favor of the Merger, and (ii) Anatoly Tikhman agrees to vote all shares of common stock of Vertisoft Direct in favor of the Affiliate Merger.

                 5.7. REGISTRATION RIGHTS; NASDAQ LISTING. Quarterdeck shall provide to the shareholders of the Company registration rights pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit D attached hereto and shall cause the shares of Quarterdeck Common Stock to be issued in the Merger to be listed as of the Effective Time on the Nasdaq National Market.

                 5.8. ACCESS TO INFORMATION. Quarterdeck and the Company have provided to the other a request list for due diligence materials. The Company shall be permitted to conduct a full and complete investigation with respect to Quarterdeck's business and affairs, including, but not limited to, its review of materials requested under the prior sentence. Quarterdeck shall be permitted to make a full and complete investigation of the business and affairs of the Company and Vertisoft Direct, including, but not limited to, its review of materials requested under the first sentence. Each party will have access to the facilities, employees, and records of the other party for the purpose of conducting its due diligence investigation in accordance with this paragraph; provided, however, in no event shall a party's due diligence investigation be permitted to interfere with the day to day operations of the other party.

                 5.9. CONFIDENTIALITY. Until the Closing, all information relating to the Company and Vertisoft Direct obtained by Quarterdeck and its authorized representatives pursuant to this Agreement, and all information relating to Quarterdeck obtained by the Company, Vertisoft Direct, or any of the Shareholders and their authorized representatives pursuant to this Agreement, shall be kept confidential by the obtaining party and shall not be used by it for any purpose other than in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not apply to (i) any information generally available to the public on the date hereof or that becomes generally available to the public through no fault of the obtaining party, but only from and after the date such information becomes so available, (ii) any information obtained by the obtaining party from a third party having the right to disclose such information; and (iii) any information known by the obtaining party prior to May 16, 1996, which information was not obtained in violation of any Confidentiality Agreement. In the event of a Termination (as defined below), then promptly thereafter all documents (including copies and reproductions thereof) obtained from one party in connection with this Agreement and not theretofore made public shall be returned to the party that provided such documents. None of Quarterdeck, Acquisition Sub, the Company, Vertisoft Direct or the Shareholders shall, unless required by law, disclose to any person the fact that negotiations are taking place concerning the Merger or issue any statement of communication to the general public or the press regarding the Merger without the prior written consent of the other party. The terms of this Section 5.9 shall survive Termination of this Agreement.

                 5.10. SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing Date, each of Quarterdeck, on one hand, and the Shareholders, the Company and Vertisoft Direct, on the other hand, will promptly inform the other party in writing of any matter hereafter arising that, if existing or occurring on or prior to the date hereof, would have been required to be set forth or described in the Schedules hereto or as an exception to the representations and warranties herein. No action or inaction by the other party following receipt of any such information shall constitute a waiver of any of its rights hereunder.

                 5.11. TIKHMAN AGREEMENTS. Quarterdeck and Anatoly Tikhman shall negotiate in good faith with respect to employment and indemnity agreements between Quarterdeck and Anatoly Tikhman (the "Tikhman Agreements") to be entered into on the day after the Effective Date or, if the Effective Date is not a business day, on the first business day following the Effective Date.

                 5.12. FURTHER ASSURANCES. Each party hereto shall execute and deliver such further instruments and take such further actions as any other party hereto may reasonably request in order to carry out the intent of this Agreement.

                 5.13. VERTISOFT, INC. Promptly following the Closing, Anatoly Tikhman shall cause Vertisoft, Inc., a California corporation, to amend its Articles of Incorporation to change its name such that its new name will have no reference to "Vertisoft."

                 5.14. STOCK OPTIONS. On the Effective Date, Quarterdeck shall grant stock options to the employees of the Company who will become employees of Quarterdeck or Acquisition Sub, in such amounts and on such terms as are set forth on Schedule 5.14.

                 5.15. SEVERANCE PLAN. Quarterdeck agrees that any person who is an employee of the Company at the Closing Date and who becomes an employee of Acquisition Sub in connection with the transactions contemplated by the Acquisition shall be entitled to participate in Quarterdeck's severance plans on the same terms and conditions as other employees of Quarterdeck and its subsidiaries.

                                   ARTICLE 6.

                              CONDITIONS TO MERGER

                 6.1. CONDITIONS TO OBLIGATIONS OF QUARTERDECK, ACQUISITION SUB, THE SHAREHOLDERS, THE COMPANY AND VERTISOFT DIRECT. The respective obligations of Quarterdeck, Acquisition Sub, the Shareholders, the Company and Vertisoft Direct to consummate the transactions contemplated hereby are subject to satisfaction (or waiver by each party whose obligation is subject to such condition) of the following conditions:

                          (a)     The parties hereto shall have obtained all
consents and approvals of shareholders and third parties (including governmental authorities) required to consummate the Transactions, except for consents of third parties relating to agreements set forth on Schedule 2.4.

                          (b)     Consummation of the Transactions shall not
violate any order, decree or judgment of any court or governmental body having jurisdiction.

                          (c)     The Escrow Agreement and the Registration
Rights Agreement shall be executed and delivered by the parties thereto.

                          (d)     Federal and state securities law exemptions
shall be available for the issuance of the Quarterdeck Merger Shares.

                 6.2. CONDITIONS TO OBLIGATIONS OF QUARTERDECK AND ACQUISITION SUB. The obligations of Quarterdeck and Acquisition Sub to consummate the transactions contemplated hereby are subject to satisfaction (or waiver by them) of the following conditions:

                          (a)     All representations and warranties of the
Company, Vertisoft Direct and the Shareholders made herein shall be true and correct in all material respects as of the date, and as of the Closing Date as if made on and as of the Closing Date. Each of the Company, Vertisoft Direct and the Shareholders shall have performed in all material respects all obligations and agreements undertaken to be performed by them at or prior to the Closing.

                          (b)     Quarterdeck and Acquisition Sub shall have
received at the Closing an opinion of counsel to the Company and the Shareholders substantially in the form of Exhibit E attached hereto.

                          (c)     Quarterdeck and Acquisition Sub shall have
received an Affiliates Letter and Continuity of Interest Certificate in substantially in the form attached hereto as Exhibit B executed by each of the Shareholders.

                          (d)     Quarterdeck shall be satisfied that no
holders of Company Common Stock shall exercise dissenters' rights in connection with the Merger.

                          (e)     Quarterdeck shall have received from KPMG
Peat Marwick LLP, independent certified public accountants for Quarterdeck, a letter dated the date of the Effective Time confirming, as of that date, their prior advice to Quarterdeck that the Merger will be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principles Board.

                          (f)     The Board of Directors of Quarterdeck shall
have received a written opinion from Punk Zigel & Knoell that the terms of the Merger are fair, from a financial point of view, to Quarterdeck and its stockholders.

                          (g)     Quarterdeck shall have received evidence that
Vertisoft Direct has merged with and into the Company in a manner and on terms and in a manner reasonably acceptable to Quarterdeck and Gibson, Dunn & Crutcher LLP.

                 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and Vertisoft Direct and the Shareholders to consummate the transactions contemplated hereby are subject to satisfaction (or waiver by them) of the following conditions:

                          (a)     All representations and warranties of
Quarterdeck and Acquisition Sub made herein shall be true and correct in all material respects as of the date made and as of the Closing Date. Quarterdeck and Acquisition Sub shall have performed in all material respects all obligations and agreements undertaken to be performed by them at or prior to the Closing.

                          (b)     The Company and the Shareholders shall have
received at the Closing an opinion of counsel to Quarterdeck and Acquisition Sub substantially in the form of Exhibit F attached hereto.

                          (c)     The shares of Quarterdeck Common Stock to be
issued in the Merger shall be approved for listing on the Nasdaq National
Market.

                                   ARTICLE 7.

                                   INDEMNITY

                 7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; REMEDIES NOT EXCLUSIVE; NO SUBROGATION.

                          (a)     All representations, warranties, covenants
and agreements of Quarterdeck, Acquisition Sub, the Company, Vertisoft Direct and the Shareholders in this Agreement shall survive the execution, delivery and performance of this Agreement in accordance with this Article 7. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date.

                          (b)     The Escrow Shares shall be withheld from all
holders of Company Common Stock in the Merger and shall be delivered into Escrow on the Effective Date pursuant to the Escrow Agreement. Except as set forth in the following sentence, the liability of the Shareholders under this Agreement shall be limited to the fair market value of the Escrow Shares (determined pursuant to Section 7.2(c)(iii) of this Agreement), and through the Escrow Termination Date shall be limited to the return of the Escrow Shares pursuant to the Escrow Agreement. Notwithstanding the foregoing, except as limited by Section 7.2(a), the liability of the Shareholders under this Agreement with respect to any liability arising out of, involving or relating to any fraud or willful misrepresentation or a breach of Sections 2.2(a) or 9.10 or Article 3 shall be full recourse and shall not be limited to the return of Escrow Shares determined pursuant to the Escrow Agreement, but shall not exceed the fair market value (determined pursuant to Section 7.2(c)(iii)) of the Quarterdeck Merger Shares and Quarterdeck's remedies under the Escrow Agreement with respect thereto shall not be exclusive, but shall be in addition to all other rights and remedies available to Quarterdeck at law or in equity for such breaches or defaults, subject to a maximum liability of the Company, Vertisoft Direct and the Shareholders therefor equal to the fair market value of the Quarterdeck Merger Shares, determined in accordance with Section 7.2(c)(iii). Additionally, in the event of a breach of or default under this Agreement by any party, and if the Closing does not occur, nothing in this Article 7 shall limit or restrict rights and remedies available to any other party at law or in equity for such breaches or defaults.

                          (c)     The representations and warranties of
Quarterdeck, Acquisition Sub, the Company, Vertisoft Direct and the Shareholders set forth in this Agreement, and their indemnity obligations under this Article 7, shall terminate (absent fraud or willful misrepresentation as defined herein) at the end of the twelfth month following the month in which the Closing Date occurs (except to the extent that claims have been made or notice of a claim has been provided prior thereto) (the "Indemnity Termination Date"); provided, however, that (i) the representations and warranties set forth in Sections 2.2, 3.1(d) and 3.4 and the indemnity obligations of the Shareholders with respect thereto shall terminate at the end of the forty-eighth month following the month in which the Closing Date occurs (except to the extent that claims have been made or notice of a claim has been provided prior thereto), and (ii) the representations and warranties set forth in
Section 2.19 and the indemnity obligations of the Shareholders with respect thereto shall terminate at the end of the thirty-sixth month following the month in which the Closing Date occurs (except to the extent that claims have been made or notice of a claim has been provided prior thereto), except to the extent that such indemnity obligation arises from the failure to file any tax return (other than a sales or use tax return, in which case the 36 month period shall apply) in which case the indemnity obligation shall terminate at the end of the sixtieth month following the month in which the Closing Date occurs (except to the extent that claims have been made or notice of a claim has been provided prior thereto). Notwithstanding the foregoing, in the event of fraud or willful misrepresentation, the representations and warranties of the parties hereto and their indemnity obligations under this Article 7 shall not terminate.

                          (d)     If the Shareholders, or any of them, are
determined to be liable, or make any payment or forfeit Escrow Shares, in respect of an alleged breach by the Company, Vertisoft Direct or any Shareholder of, or default by the Company, Vertisoft Direct or any Shareholder under, this Agreement or any of the agreements or transactions contemplated hereby, then (i) the Shareholders shall not be subrogated, and hereby waive any right of subrogation, to the rights of Quarterdeck and/or Acquisition Sub against the Company or Vertisoft Direct in respect thereof, and (ii) the Shareholders hereby waive any right to indemnification or contribution from the Company or Vertisoft Direct in respect thereof.

                 7.2. INDEMNIFICATION OF QUARTERDECK AND THE SURVIVING CORPORATION AND THE ESCROW DEPOSIT OF QUARTERDECK COMMON STOCK.

                          (a)     Joint and Several Indemnity.  The
Shareholders agree to indemnify, defend and hold harmless, jointly and severally, with respect to any claim made on or before the Indemnity Termination Date or such later date as may be provided in Section 7.1(c) of this Agreement, Quarterdeck, and, after the Effective Time, the Company, and each of their respective affiliates, successors, assigns, agents and representatives (collectively, the "Affiliated Parties") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties (including, without limitation, interest, penalties, settlement costs and any legal, accounting or other fees and expenses for investigating or defending any claims or threatened actions) (collectively, "Losses") that Quarterdeck, the Company or the Affiliated Parties may incur or suffer, together with interest on cash disbursements in connection therewith at the rate of ten percent (10%) per annum from the date such cash disbursements were made until paid by the Shareholders, in connection with each and all of the following:

                                  (i)      Any misrepresentation or inaccuracy
of any of the representations or warranties of the Company, Vertisoft Direct and the Shareholders contained in Article 2 of this Agreement;

                                  (ii)     Any inaccuracy of any written
statement or certificate furnished by or on behalf of the Company or Vertisoft Direct pursuant to this Agreement; or

                                  (iii)    Any breach of or default under any
covenant, agreement or obligation of the Company or Vertisoft Direct contained in this Agreement or any other agreement or instrument contemplated by this Agreement.

                          No claim, demand, suit or cause of action shall be
brought against the Shareholders under this Section 7.2(a) unless and until the aggregate amount of Losses under this Section 7.2(a) exceeds $250,000, in which event Quarterdeck, the Company and the Affiliated Parties shall be entitled to indemnification from the Shareholders for all Losses under this Section 7.2(a) in excess of $250,000. The aggregate liability of the Shareholders under this
Section 7.2(a) for all Losses (other than Losses arising out of, related to or involving fraud or willful misrepresentation or a breach of Section 2.2(a)) shall not exceed the fair market value at the Closing of the number of Escrow Shares issued by Quarterdeck at the Closing, determined in accordance with
Section 7.2(c)(iii). The aggregate liability of the Shareholders under this Agreement for any liability arising out of, related to or involving fraud or willful misrepresentation or a breach of Section 2.2(a) shall not exceed the fair market value at the Closing of the Quarterdeck Merger Shares, determined in accordance with Section 7.2(c)(iii).

                          (b)     Several Indemnity.  Each of the Shareholders
agrees to indemnify, defend and hold harmless Quarterdeck, the Company and the Affiliated Parties against and in respect of any Losses that Quarterdeck, the Company or the Affiliated Parties may incur or suffer, together with interest on cash disbursements in connection therewith at the rate of ten percent (10%) per annum from the date such cash disbursements were made until paid by such the Shareholder, in connection with each and all of the following:

                                  (i)      Any misrepresentation in or
inaccuracy of any of such Shareholder's representations or warranties contained in Article 3 of this Agreement;

                                  (ii)     Any misrepresentation in or
inaccuracy of any written statement or certificate furnished by such Shareholder pursuant to this Agreement; or

                                  (iii)    Any breach of or default under any
covenant, agreement or obligation of such Shareholder contained in this Agreement or any other agreement or instrument contemplated by this Agreement.

                          No claim, demand, suit or cause of action shall be
brought against a Shareholder under this Section 7.2(b) unless and until the aggregate amount of claims under this Section 7.2(b) exceeds $50,000, in which event Quarterdeck, Acquisition Sub, the Company and the Affiliated Parties shall be entitled to indemnification from such Shareholder for all Losses under this Section 7.2(b) in excess of $50,000, subject to the limitations set forth under Sections 7.2(a) and 7.2(c).

                          (c)     Escrow.

                                  (i)      Through the Escrow Termination Date
(a) with respect to all claims other than claims arising out of, related to or involving fraud or willful misrepresentation or a breach of Sections 2.2(a) or
9.10 or Article 3, the indemnified parties under Section 7.2 shall not seek recourse in satisfaction thereof other than against the Escrow Shares, and (b) with respect to all claims arising out of, related to or involving fraud or willful misrepresentation or a breach of Sections 2.2(a) or 9.10 or Article 3, the indemnified parties under Section 7.2 shall first seek recovery against the Escrow Shares, but shall not be limited in recourse thereto, subject to the limitations set forth in Section 7.2. After the Escrow Termination Date, the indemnified parties under Section 7.2 may seek direct recourse against the Shareholders, provided that (A) with respect to any claims arising out of, related to or involving fraud or willful misrepresentation or a breach of Sections 2.2(a) or 9.10 or Article 3, the indemnified parties under Section 7.2 shall be limited to recovering an amount that, when aggregated with the amount of all claims previously paid from and after the Closing, does not exceed the fair market value of the Quarterdeck Merger Shares, determined in accordance with Section 7.2(c)(iii) and (B) with respect to any claims other than those described in clause (A), the indemnified parties under Section 7.2 shall be limited to an amount that, when aggregated with the amount of all claims previously paid from and after Closing, does not exceed the fair market value of the Escrow Shares, determined in accordance with Section 7.2(c)(iii).

                                  (ii)     The Escrow Shares shall be fully
available for satisfaction of all claims the indemnified parties under Section 7.2(a) and (b) may have thereunder, whether in connection with third party claims or otherwise; provided, however, that recourse against the Escrow Shares for a claim against a Shareholder under Section 7.2(b) shall be limited to such Shareholder's interest in the Escrow Shares and claims against the Escrow Shares under Section 7.2(b) shall be given effect prior to claims under Section 7.2(a). If any indemnified party under this Section 7.2 elects to make any claim against the Escrow Shares, it shall promptly give written notice thereof to the Escrow Agent (as defined in the Escrow Agreement) and the escrow committee established pursuant to the terms of the Escrow Agreement consisting of Anatoly Tikhman (the "Committee"), including in such notice a brief description of the facts upon which such claim is based and the amount thereof. If the Committee objects to the allowance of any such claims, it shall give written notice to such indemnified party and the Escrow Agent within twenty
(20) days following receipt of such notice of claim, advising such indemnified party and the Escrow Agent that it does not consent to the delivery of any or some of the Escrow Shares out of escrow for application to such claims. If no such written notice is provided by the Committee and received by such indemnified party and the Escrow Agent within twenty (20) days following the Escrow Agent's receipt of such notice of claim, the Escrow Agent shall, within five business days after the expiration of the prior notice period, deliver out of Escrow the lesser of: (i) the number of the Escrow Shares (in whole shares) that have an aggregate market value (determined as provided below) most nearly equal to the amount of the claim or claims thus to be satisfied, or (ii) all of the Escrow Shares that are subject to such claim. If the Committee provides such indemnified party and the Escrow Agent with written notice within the foregoing twenty (20) day period that the Committee objects to such application of the Escrow Shares after a claim has been made, the Escrow Agent shall hold in Escrow the number of the Escrow Shares (in whole shares) that have an aggregate market value (determined as provided below) most nearly equal to the amount of the claim or claims then made until the rights of the respective parties have been agreed upon between the Committee and Quarterdeck in accordance with the Escrow Agreement and the Escrow Agent receives written notice accordingly. If any distribution of Escrow Shares out of Escrow in satisfaction of a claim referred to in this Section 7.2 involves fewer than all of the Escrow Shares, the number of shares so distributed shall be deducted from the accounts of each party having an ownership interest in the Escrow Shares pro rata based on the number of Escrow Shares (other than Escrow Shares subject to pending claims under Section 7.2(b)) beneficially owned by each holder of Company Common Stock at the time of such distribution (unless the claim made is made under Section 7.2(b), in which case the distribution of the Escrow Shares shall be determined as described above).

                                  (iii)    For purposes of the indemnification
set forth in this Article 7 as it relates to the Escrow Shares, the fair market value of one share of Quarterdeck Common Stock shall be equal to the closing sales price for Quarterdeck Common Stock on the Nasdaq National Market on the Closing Date.

                                  (iv)     The Escrow shall terminate (except
to the extent that claims against the Escrow Shares have been submitted or notice of the claim has been provided during such escrow period) upon the earlier of (i) the date one year from the Closing Date, and (ii) the date upon which the first audit of Quarterdeck's financial statements including the results of the operations of the Company subsequent to the Merger is completed and Quarterdeck receives a signed opinion from its independent auditors certifying such financial statements (with the earlier of such dates being referred to herein as the "Escrow Termination Date").

                                  (v)      Notwithstanding anything to the
contrary herein, no Shareholder shall have any liability for the breach of a warranty or representation under Article 3 or Section 9.10 by another Shareholder.

                          (d)     Method of Satisfying Claims.  The
Shareholders agree that any claim made against them under Sections 7.2(a) and
(b) by any indemnified party thereunder shall first be satisfied by the Escrow Shares, if any, then available, second, by delivery by such Shareholder to such indemnified party of Quarterdeck Common Stock and, third, if such shares are not adequate to fully satisfy such claims, then by cash payments.

                          (e)     No Waiver.  In any case in which claims have
been asserted or are pending prior to the Indemnity Termination Date or such later date as may be provided in Section 7.1(c) of this Agreement, all parties agree that the indemnity obligations of the Shareholders with respect to such matters shall continue in full force and effect until such matters have been settled by agreement of the parties or by resolution of such matters in accordance with the terms of this Agreement and/or the Escrow Agreement. No disclosure by the Company or the Shareholders other than as set forth in this Agreement or the Schedules hereto nor any investigation made by or on behalf of Quarterdeck with respect to the Company or the Shareholders nor any disclosure made to Quarterdeck pursuant to Section 5.10 shall be deemed to affect Quarterdeck's reliance on the representations and warranties made by the Company or the Shareholders contained in this Agreement and shall not constitute a waiver of Quarterdeck's rights to indemnity as herein provided for the misrepresentations in or inaccuracy of any of the Company's or the Shareholders' representations or warranties under this Agreement.

                 7.3.     INDEMNIFICATION OF THE SHAREHOLDERS.

                          (a)     Indemnity.  Quarterdeck agrees to indemnify,
defend and hold harmless the Shareholders (and their respective successors and assigns) against and in respect of any Losses that the Shareholders (or their successors or assigns) may incur or suffer, together with interest on cash disbursements in connection therewith at the rate of ten percent (10%) per annum from the date such cash disbursements were made until paid by Quarterdeck, in connection with each and all of the following:

                                  (i)      Any misrepresentation in or any
inaccuracy of any of Quarterdeck's or Acquisition Sub's representations or warranties contained in Article 4 of this Agreement or in any written statement or certificate furnished by or on behalf of Quarterdeck or Acquisition Sub pursuant to this Agreement; or

                                  (ii)     Any breach of or default under any
covenant, agreement or obligation of Quarterdeck or Acquisition Sub contained in this Agreement or any other agreement or instrument contemplated by this Agreement.

                          No claim, demand, suit or cause of action shall be
brought against Quarterdeck under this Section 7.3 unless and until the aggregate amount of Losses under this Section 7.3 exceeds $250,000, in which event the Shareholders shall be entitled to indemnification from Quarterdeck for all Losses under this Section 7.3 in excess of $250,000. Quarterdeck shall have no obligations under this Agreement for an amount in excess of $10,000,000, except for (A) claims arising out of, relating to or involving fraud or willful misrepresentation, for which Quarterdeck shall have no obligations in excess of the fair market value of the Quarterdeck Merger Shares determined in accordance with Section 7.2(b)(iii).

                          (b)     No Waiver.  In any case in which claims have
been asserted or are pending, all parties agree that the indemnity obligations of Quarterdeck with respect to such matters shall continue in full force and effect until such matters have been settled by agreement of the parties or by resolution of such matters in accordance with the terms of this Agreement. No disclosure by Quarterdeck or Acquisition Sub other than as set forth in this Agreement or the schedules hereto nor any investigation made by or on behalf of the Shareholders with respect to Quarterdeck or Acquisition Sub nor any disclosure made to the Shareholders pursuant to Section 5.10 shall be deemed to affect the Shareholders' reliance on the representations and warranties made by Quarterdeck and Acquisition Sub contained in this Agreement and shall not constitute a waiver of the Shareholders' rights to indemnity as herein provided for the misrepresentations in or inaccuracy of any of Quarterdeck's or Acquisition Sub's representations or warranties under this Agreement.

                 7.4. POST-ESCROW PROCEDURE FOR INDEMNIFICATION OF QUARTERDECK AND THE SURVIVING CORPORATION WITH RESPECT TO NON-THIRD PARTY CLAIMS. Whenever any claim shall arise for indemnification by the Shareholders pursuant to Section 7.2(a) (but excluding claims resulting from the assertion of liability by third parties) and such claim is, under the terms hereof, to be asserted, in whole or in part, against the Shareholders (whether in addition to claims against, or after exhaustion of, the Escrow Shares) pursuant to Section 7.2(c)(i), Quarterdeck shall promptly give written notice thereof to the Shareholders, including in such notice a brief description of the facts upon which such claim is based and the amount thereof. If the Shareholders, within twenty (20) days after receipt of Quarterdeck's notice of claim, do not give written notice to Quarterdeck announcing their intent to contest such assertion of Quarterdeck, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim and the Shareholders shall, within fifteen (15) days after expiration of the prior notice period, deliver to Quarterdeck, on a pro rata basis based on the number of shares of Company Common Stock beneficially owned by each Shareholder as set forth in Schedule 2.2, delivery to Quarterdeck the amount of the claim in the manner provided in Section 7.2, subject to the limitations in Section 7.2. In the event, however, that the Shareholders contest the assertion of a claim by giving such written notice to Quarterdeck within said period, then the parties shall act in good faith to reach agreement regarding such claim. The same procedure as the foregoing shall apply to claims against a particular Shareholder under Section 7.2(b), except that such Shareholder shall be liable for the full amount of the claim. With respect to claims made under Section 7.2(a), each of the Shareholders shall have a right of contribution against the other Shareholders, and each of the Shareholders agrees to pay such pro rata share to any other Shareholder who pays more than such Shareholder's fair share.

                 7.5. PROCEDURE FOR INDEMNIFICATION OF THE SHAREHOLDERS WITH RESPECT TO NON-THIRD PARTY CLAIMS. Whenever any claim shall arise for indemnification by Quarterdeck pursuant to Section 7.3(a) (but excluding claims resulting from the assertion of liability by third parties), the Shareholders shall promptly give written notice thereof to Quarterdeck, including in such notice a brief description of the facts upon which such claim is based and the amount thereof. If Quarterdeck, within twenty (20) days after receipt of the Shareholders' notice of claim, does not give written notice to the Shareholders announcing its intent to contest such assertion of the Shareholder, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim and Quarterdeck shall, within fifteen (15) days after expiration of the prior notice period, deliver to the Shareholders the amount of the claim, which, if such claim is brought on behalf of all Shareholders, shall be allocated on a pro rata basis based on the number of shares of Company Common Stock beneficially owned by each Shareholder as set forth in Schedule 2.2. In the event, however, that Quarterdeck contests the assertion of a claim by giving such written notice to the Shareholders within said period, then the parties shall act in good faith to reach agreement regarding such claim.

                 7.6. PROCEDURE FOR INDEMNIFICATION OF QUARTERDECK WITH RESPECT TO THIRD-PARTY CLAIMS. If Quarterdeck or any other indemnified party under Section 7.2 determines to seek indemnification with respect to a claim resulting from the assertion of liability by third parties, and if Quarterdeck seeks recourse against the Escrow Shares therefor, it shall follow the procedures set forth in Section 7.2(c). If Quarterdeck does not seek recourse against the Escrow Shares, it shall promptly give written notice thereof to the Shareholders, including in such notice a brief description of the facts upon which such claim is based and the amount thereof. Whether or not it seeks recourse against the Escrow Shares, Quarterdeck shall select and employ counsel in such case (which counsel shall be subject to the reasonable approval of the Shareholders, which approval shall not be unreasonably withheld and shall be deemed given if such counsel is Gibson, Dunn & Crutcher LLP), and Quarterdeck shall be reimbursed for the fees and expenses of such counsel as such fees and expenses accrue, in accordance with procedures set forth in Section 7.2 for the satisfaction of claims. Quarterdeck shall not, without the Committee's (if any of the indemnity is to be provided by the Escrow Shares) and/or the Shareholders'(if any of the indemnity is to be provided by the Shareholders other than through Escrow Shares) written consent (which consents shall not be unreasonably withheld), settle or compromise any such claim or consent to entry of any judgment in respect thereof. In connection with any bona fide written offer (an "Offer") from any claimant or plaintiff which provides as an unconditional term thereof the giving by the plaintiff or claimant to Quarterdeck and all other indemnified parties a release from all liability and requires only the payment of monetary damages, if the Committee and/or the Shareholders notify Quarterdeck that it or they wish to accept such offer, and Quarterdeck does not consent to such settlement, the Shareholders shall not be liable under this Section 7.6 for the amount by which any Losses from any subsequent settlement or judgment with respect to such claim exceeds such bona fide written settlement offer; provided, however, that each of the Shareholders
(i) acknowledges in writing that such party agrees and acknowledges that Quarterdeck is entitled unconditionally to indemnification under this Agreement by the Shareholders for such claim and (ii) provides to Quarterdeck evidence reasonably satisfactory to Quarterdeck that such parties in the aggregate have the financial ability to satisfy any liability resulting from such claim. Each of the Shareholders shall have a right of contribution against such other parties, and each of such parties agrees to pay such pro rata share to any other such party who pays more than such party's fair share.

                 7.7. PROCEDURE FOR INDEMNIFICATION OF THE SHAREHOLDERS WITH RESPECT TO THIRD-PARTY CLAIMS.

                          (a)     If the Shareholders determine to seek
indemnification under Section 7.3(a) with respect to a claim resulting from the assertion of liability by third parties, the Shareholders shall promptly give written notice thereof to Quarterdeck, including in such notice a brief description of the facts upon which such claim is based and the amount thereof. In case any such liability is asserted against the Shareholders, and the Shareholders notify Quarterdeck thereof, Quarterdeck will be entitled, if Quarterdeck so elects by written notice delivered to the Shareholders within ten business days after receiving the Shareholders' notice, to assume the defense thereof with counsel reasonably satisfactory to the Shareholders. Notwithstanding the foregoing, (i) the Shareholders shall also have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Shareholders unless the Shareholders shall reasonably determine that there is a conflict of interest between the Shareholders, on the one hand, and Quarterdeck, on the other, with respect to such claim, in which case the fees and expenses of such counsel will be borne by Quarterdeck and (ii) the rights of the Shareholders to be indemnified hereunder in respect of claims resulting from the assertion of liability by third parties shall not be adversely affected by their failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, Quarterdeck is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an indemnifiable claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

                          (b)     In the event that Quarterdeck, within ten
business days after receipt of the aforesaid notice of a claim, fails to assume the defense of the Shareholders against such claim, the Shareholders shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of Quarterdeck.

                          (c)     Notwithstanding anything in this Article 7 to
the contrary, if there is a reasonable probability that a claim may materially adversely affect the Shareholders, the Shareholders shall have the right to participate (at the Shareholders' expense) in such defense, compromise, or settlement and Quarterdeck shall not, without the Shareholders' written consent (which consent shall not be unreasonably withheld), settle or compromise any such claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Shareholders a release from all liability in form and substance satisfactory to the Shareholders in respect of such claim. If Quarterdeck notifies the Shareholders that it wishes to accept a bona fide written offer from any such claimant or plaintiff (which offer includes a release of the Shareholders from all liability in respect of such claim), and the Shareholders do not consent to such settlement, Quarterdeck shall not be liable under this Section 7.7 for the amount by which any Losses from any subsequent settlement or judgment with respect to such claim exceeds such bona fide written settlement offer.

                 7.8. DETERMINATION OF LOSSES. Losses shall be determined after taking into account (a) the amount of actual tax benefit realized in the form of a refund or a reduction in taxes otherwise payable or actual tax detriment inuring to or incurred by the party seeking indemnification hereunder or any of its affiliates arising from the facts and circumstances giving rise to such Loss and (b) any insurance proceeds received by a party seeking indemnification hereunder or its affiliates on account of such Losses.

                 7.9. FRAUD OR WILLFUL MISREPRESENTATION. With respect to any fraud or willful misrepresentation claim brought by any party seeking indemnification against any other party, the party seeking indemnification will bear the burden of proof of demonstrating that the other party had actual knowledge of the alleged falsehood and intentionally or recklessly misled such party with respect to same. Knowledge of a fact or omission on which a fraud or willful misrepresentation claim is based may not be imputed or attributed to a party on the basis of his or her position as an officer, director or partner of Quarterdeck, the Company or Vertisoft Direct, as applicable, or access to information arising from such position unless it can be demonstrated that in fact such access was used by such party to obtain such information or any lack of investigation by such party.

                                   ARTICLE 8.

                                  TERMINATION

                 8.1. TERMINATION BY MUTUAL CONSENT. At any time prior to the Closing, this Agreement and the Agreement of Merger may be terminated by written consent of Quarterdeck, Acquisition Sub and the Company, notwithstanding approval of the Merger by the shareholders of Acquisition Sub or the Company.

                 8.2. TERMINATION BY QUARTERDECK OR ACQUISITION SUB OR THE COMPANY.

                          (a)     Quarterdeck or Acquisition Sub may terminate
this Agreement and the Agreement of Merger at any time prior to the Closing by delivery of written notice to the Company, Vertisoft Direct and VERTISOFT, INC. if: (1) any court having competent jurisdiction or United States body shall have issued an order, decree or ruling or taken any other action which prevents, restrain, or enjoin the Merger and such order, decree or ruling shall have become non-appealable; (2) any of the Company, Vertisoft Direct, VERTISOFT, INC. or the Shareholders has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten days of receiving written notice thereof; or
(3) the Closing has not occurred by July 31, 1996.

                          (b)     The Company, Vertisoft Direct and VERTISOFT,
INC. may terminate this Agreement and the Agreement of Merger at any time prior to the Closing by delivery of written notice from the Company to Quarterdeck and Acquisition Sub if: (1) any court having competent jurisdiction or United States body shall have issued an order, decree or ruling or taken any other action; which prevents, restrains, or enjoins the Merger and such order, decree or ruling shall have become non-appealable; (2) either Quarterdeck or Acquisition Sub has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten days of receiving written notice thereof; or (3) the Closing has not occurred by July 31, 1996.

                 8.3. EFFECT OF TERMINATION. In the event that this Agreement is terminated (a "Termination") as provided in this Article 8, all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party or to the stockholders, directors or officers of any party; provided, that Sections 5.9, 9.1, 9.2, 9.3, 9.4, 9.6, 9.7 and 9.8 of this Agreement shall survive such Termination and continue in full force and effect. A Termination under this Article 8 shall not relieve any party of any liability for any breach of this Agreement or for any intentional misrepresentation or intentional failure to comply with any agreement or covenant hereunder, and any such Termination shall not be deemed to be a waiver of any available remedy for any such breach, intentional misrepresentation or intentional failure to comply with any such agreement or covenant.

                                   ARTICLE 9.

                                 MISCELLANEOUS

                 9.1. NOTICES. Unless otherwise provided, all notices or other communications required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been given if personally delivered, including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient and that such facsimile is followed the same day by mailing by certified or registered mail, return receipt requested, first class postage prepaid (a "Mailing"), upon receipt of courier delivery or the third day following a Mailing, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 9.1):

                          (a)     If to Quarterdeck or Acquisition Sub:

                                  Quarterdeck Corporation
                                  13160 Mindanao Way, 3rd Floor
                                  Marina del Rey, CA  90292-9705
                                  Attention:  Bradley D. Schwartz, Esq.
                                  Facsimile:       (310) 309-4217

                          With a copy to:

                                  Karen E. Bertero, Esq.
                                  Gibson, Dunn & Crutcher LLP
                                  333 South Grand Avenue
                                  Los Angeles, CA  90071-3197
                                  Facsimile:       (213) 229-7520

                          (b)     If to the Company or Vertisoft Direct:

                                  c/o Vertisoft Systems, Inc.
                                  Four Embarcadero Center, Suite 3470
                                  San Francisco, CA  94111-5980
                                  Attention:  Anatoly Tikhman
                                  Facsimile:       (415) 956-5355

                          With a copy to:

                                  Donald C. Reinke, Esq.
                                  Pezzola & Reinke, APC
                                  1999 Harrison Street, Suite 1300
                                  Oakland, California 94612
                                  Facsimile:       (510) 834-7440

                          (c) If to the Shareholders, to the addresses set forth on the signature page:

                          With a copy to:

                                  Donald C. Reinke, Esq.
                                  Pezzola & Reinke, APC
                                  1999 Harrison Street, Suite 1300
                                  Oakland, California 94612
                                  Facsimile:       (510) 834-7440

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                 9.2. ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the exhibits and schedules hereto and the documents referred to herein constitute the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and discussions with respect thereto, including, without limitation, the Letter of Intent dated May 19, 1996 by and among Quarterdeck, the Company and the Shareholders. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to Quarterdeck, Acquisition Sub, the Company, Vertisoft Direct and the Shareholders pursuant to this Agreement and all exhibits hereunder shall be cumulative.

                 9.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                 9.4. PUBLICITY. None of Quarterdeck, Acquisition Sub, the Company, Vertisoft Direct, or the Shareholders, shall, unless required by law, issue any statement or communication to the general public or the press regarding the proposed merger or other transactions contemplated by this Agreement without the prior written consent of the other party.

                 9.5. SUCCESSORS AND ASSIGNS. None of the Shareholders, the Company or Vertisoft Direct, without the prior express written consent of Quarterdeck, may assign this Agreement in whole or in part. Quarterdeck may assign this Agreement, in whole or in part; provided, that Quarterdeck shall remain obligated hereunder. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                 9.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California.

                 9.7.     EXPENSES.    Each party hereto shall pay all fees and
expenses incurred by it in connection with the Transactions; provided that (i) if the Merger is not consummated through no fault of the Company, Quarterdeck shall pay to the Company a termination fee of $200,000, provided that such fee shall not be paid if the Merger is not consummated and any of the Company's, Vertisoft Direct's or the Shareholders' representations and warranties contained in this Agreement are untrue in any material respect or either the Company, Vertisoft Direct or any of the Shareholders are in material breach of this Agreement or the Letter of Intent, and (ii) if the Merger is consummated, the Company shall pay the actual reasonable counsel, accounting and investment banking advisory fees and expenses incurred by the Company in connection with the Transactions, up to a maximum amount of $425,000.

                 9.8. ATTORNEYS' FEES. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

                 9.9. CONSENT TO SERVICE OF PROCESS. The parties hereto irrevocably consent to the service of process in, and to the jurisdiction of the courts of, the State of California and to the jurisdiction of any Federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement. The parties hereto acknowledge that service of process may be validly effected by compliance with the procedures set forth in Section 9.1 hereof.

                 9.10.    COVENANT NOT TO COMPETE.    Each of Anatoly Tikhman
and Philip Johnson, severally and not jointly, agree that for a period of three years from the Closing Date, he shall not, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual or representative capacity, engage in the creation, production, marketing or sales of PC compatible, DOS or MS Windows based Utilities Software (as defined below) packages (the "Competitive Business") wherever the Company conducts such business. For purposes of this Section 9.10, "Utilities Software" means software which is used to (a) enhance the performance or simplify the usage of a computer system or (b) simplify the setup, configuration or maintenance of a computer system. Notwithstanding anything to the contrary herein, a Shareholder may, without violating the provisions of this Section 9.10, purchase and hold up to 5% of any entity whose shares are publicly traded on NASDAQ or any U.S. stock exchange, whether or not such entity is engaged in a Competitive Business. Any provision of this Section 9.10 which is deemed invalid or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions of this paragraph in such jurisdiction or rendering that or any other provisions of this Agreement invalid or unenforceable in any other jurisdiction. If any covenant should be deemed invalid or unenforceable because of its scope, geographical area or duration, or any combination thereof, such covenant shall be modified and reformed so that the scope, geographic area and duration of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid and enforceable.

                 9.11. APPOINTMENT OF ESCROW COMMITTEE. By approval of this Agreement (by written consent or at a duly authorized Shareholders' meeting), the Shareholders appoint Anatoly Tikhman as the sole committee member pursuant to the Escrow Agreement. Such sole committee member shall have all of the authority granted pursuant to the Escrow Agreement.

                 9.12. GENDER AND NUMBER. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

                 9.13.    CONSTRUCTION OF AGREEMENT.    No party hereto, nor
its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party hereto.

                 IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                                        QUARTERDECK CORPORATION


                                        By:  /s/ GASTON BASTIAENS
                                           -----------------------------------
                                        Title: President and Chief Executive
                                               Officer

                                        VSI ACQUISITION CORPORATION


                                        By:  /s/ GASTON BASTIAENS
                                           -----------------------------------
                                        Title: President

                                        VERTISOFT SYSTEMS, INC.


                                        By:  /s/ ANATOLY TIKHMAN
                                           -----------------------------------
                                        Title: President

                                        VERTISOFT DIRECT, INC.


                                        By:  /s/ ANATOLY TIKHMAN
                                           -----------------------------------
                                        Title: President

                                        THE SHAREHOLDERS OF VERTISOFT
                                        SYSTEMS, INC.:

                                                 /S/ ANATOLY TIKHMAN
                                        --------------------------------------
                                                     Anatoly Tikhman

                                        Address:
                                                  2501 16th Street
                                        --------------------------------------
                                                  San Francisco, CA 94116
                                        --------------------------------------

                                        --------------------------------------



                                                  /S/ PHILIP JOHNSON
                                        --------------------------------------
                                                      Philip Johnson


                                        Address:
                                                 426 Hattie Road
                                        --------------------------------------
                                                 Easley, SC 29642
                                        --------------------------------------

                                        --------------------------------------

                                                   /S/ JACOB GRAUDENZ
                                        --------------------------------------
                                                       Jacob Graudenz


                                        Address:
                                                 177 Wingate Street
                                        --------------------------------------
                                                 Herzliya Pituach, Israel
                                        --------------------------------------

                                        --------------------------------------


                                        THE SHAREHOLDER OF VERTISOFT
                                        DIRECT, INC.:

                                                  /S/ ANATOLY TIKHMAN
                                        --------------------------------------
                                                      Anatoly Tikhman


                                        Address:
                                                 2501 16th Street
                                        --------------------------------------
                                                 San Francisco, CA 94116
                                        --------------------------------------

                                        --------------------------------------